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                                                                   Exhibit 10.15

                                                                  EXECUTION COPY

                               U.S.$2,500,000,000
                       364-DAY REVOLVING CREDIT AGREEMENT
                            Dated as of July 13, 2004
                                      Among
                                KRAFT FOODS INC.
                                       and
                        THE INITIAL LENDERS NAMED HEREIN
                                       and
                               JPMORGAN CHASE BANK
                                       and
                                 CITIBANK, N.A.
                            AS ADMINISTRATIVE AGENTS
                                       and
                           CREDIT SUISSE FIRST BOSTON
                                       and
                          DEUTSCHE BANK SECURITIES INC.
                              AS SYNDICATION AGENTS
                                       and
                               ABN AMRO BANK N.V.
                                       and
                                   BNP PARIBAS
                                       and
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
                                       and
                                  HSBC BANK USA
                      AS ARRANGERS AND DOCUMENTATION AGENTS
                               * * * * * * * * * *
           J.P. MORGAN SECURITIES INC., CITIGROUP GLOBAL MARKETS INC.,
          CREDIT SUISSE FIRST BOSTON and DEUTSCHE BANK SECURITIES INC.
                     AS JOINT LEAD ARRANGERS AND BOOKRUNNERS

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                                TABLE OF CONTENTS

                                                                                                           PAGE
ARTICLE I         DEFINITIONS AND ACCOUNTING TERMS............................................................1
Section 1.01.     Certain Defined Terms.......................................................................1
Section 1.02.     Computation of Time Periods................................................................10
Section 1.03.     Accounting Terms...........................................................................10

ARTICLE II        AMOUNTS AND TERMS OF THE ADVANCES..........................................................10

Section 2.01.     The Pro Rata Advances......................................................................10
Section 2.02.     Making the Pro Rata Advances...............................................................11
Section 2.03.     Repayment of Pro Rata Advances.............................................................12
Section 2.04.     Interest on Pro Rata Advances..............................................................13
Section 2.05.     Additional Interest on LIBO Rate Advances..................................................13
Section 2.06.     Conversion of Pro Rata Advances............................................................13
Section 2.07.     The Competitive Bid Advances...............................................................14
Section 2.08.     LIBO Rate Determination....................................................................19
Section 2.09.     Fees.......................................................................................20
Section 2.10.     Optional Termination, Reduction or Increase of the Commitments and Term-Out Option.........20
Section 2.11.     Optional Prepayments of Pro Rata Advances..................................................22
Section 2.12.     Increased Costs............................................................................23
Section 2.13.     Illegality.................................................................................24
Section 2.14.     Payments and Computations..................................................................24
Section 2.15.     Taxes......................................................................................25
Section 2.16.     Sharing of Payments, Etc...................................................................28
Section 2.17.     Evidence of Debt...........................................................................28
Section 2.18.     Use of Proceeds............................................................................29

ARTICLE III       CONDITIONS TO EFFECTIVENESS AND LENDING....................................................29

Section 3.01.     Conditions Precedent to Effectiveness......................................................29
Section 3.02.     Initial Advance to Each Designated Subsidiary..............................................31
Section 3.03.     Conditions Precedent to Each Pro Rata Borrowing............................................31
Section 3.04.     Conditions Precedent to Each Competitive Bid Borrowing.....................................32

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                           PAGE
ARTICLE IV        REPRESENTATIONS AND WARRANTIES.............................................................33

Section 4.01.     Representations and Warranties of Kraft....................................................33

ARTICLE V         COVENANTS OF KRAFT.........................................................................34

Section 5.01.     Affirmative Covenants......................................................................34
Section 5.02.     Negative Covenants.........................................................................35

ARTICLE VI        EVENTS OF DEFAULT..........................................................................37

Section 6.01.     Events of Default..........................................................................37
Section 6.02.     Lenders' Rights upon Event of Default......................................................38

ARTICLE VII       THE ADMINISTRATIVE AGENTS..................................................................39

Section 7.01.     Authorization and Action...................................................................39
Section 7.02.     Administrative Agents' Reliance, Etc.......................................................39
Section 7.03.     JPMorgan Chase, Citibank and Affiliates....................................................40
Section 7.04.     Lender Credit Decision.....................................................................40
Section 7.05.     Indemnification............................................................................41
Section 7.06.     Successor Administrative Agents............................................................41
Section 7.07.     Syndication Agents and Arrangers and Documentation Agents..................................42

ARTICLE VIII      GUARANTY...................................................................................42

Section 8.01.     Guaranty...................................................................................42
Section 8.02.     Guaranty Absolute..........................................................................42
Section 8.03.     Waivers....................................................................................43
Section 8.04.     Continuing Guaranty........................................................................43

ARTICLE IX        MISCELLANEOUS..............................................................................44

Section 9.01.     Amendments, Etc............................................................................44
Section 9.02.     Notices, Etc...............................................................................44
Section 9.03.     No Waiver; Remedies........................................................................46
Section 9.04.     Costs and Expenses.........................................................................46
Section 9.05.     Right of Set-Off...........................................................................47

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                           PAGE
Section 9.06.     Binding Effect.............................................................................47
Section 9.07.     Assignments and Participations.............................................................48
Section 9.08.     Designated Subsidiaries....................................................................51
Section 9.09.     Governing Law..............................................................................51
Section 9.10.     Execution in Counterparts..................................................................51
Section 9.11.     Jurisdiction, Etc..........................................................................51
Section 9.12.     Confidentiality............................................................................52
Section 9.13.     Integration................................................................................53

SCHEDULE

Schedule I        -   List of Applicable Lending Offices

EXHIBITS

Exhibit A-1       -   Form of Pro Rata Note
Exhibit A-2       -   Form of Competitive Bid Note
Exhibit B-1       -   Form of Notice of Pro Rata Borrowing
Exhibit B-2       -   Form of Notice of Competitive Bid Borrowing
Exhibit C         -   Form of Assignment and Acceptance
Exhibit D         -   Form of Designation Agreement
Exhibit E-1       -   Form of Opinion of Counsel for Kraft
Exhibit E-2       -   Form of Opinion of Counsel for Kraft
Exhibit F         -   Form of Opinion of Counsel for Designated Subsidiary
Exhibit G         -   Form of Opinion of Counsel for JPMorgan Chase, as Adminstrative Agent
Exhibit H         -   Form of New Lender Supplement

                       364-DAY REVOLVING CREDIT AGREEMENT

                            DATED AS OF JULY 13, 2004

        KRAFT FOODS INC., a Virginia corporation ("KRAFT"), the banks, financial institutions and other institutional lenders (the "INITIAL LENDERS") listed on the signature pages hereof, and JPMORGAN CHASE BANK ("JPMORGAN CHASE") and CITIBANK, N.A. ("CITIBANK"), as administrative agents (each, in such capacity, an "ADMINISTRATIVE AGENT"), CREDIT SUISSE FIRST BOSTON and DEUTSCHE BANK SECURITIES INC., as syndication agents (each, in such capacity, a "SYNDICATION AGENT") and ABN AMRO BANK N.V., BNP PARIBAS, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES and HSBC BANK USA, as arrangers and documentation agents (each, in such capacity, an "ARRANGER AND DOCUMENTATION AGENT") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                "ADVANCE" means a Pro Rata Advance or a Competitive Bid Advance.

                "AGENTS" means each Administrative Agent, each Syndication Agent and each Arranger and Documentation Agent.

                "APPLICABLE FACILITY FEE RATE" means, for any period, a percentage per annum equal to 0.0800%.

                "APPLICABLE INTEREST RATE MARGIN" means for any Interest Period a percentage per annum equal to 0.2200%; PROVIDED that for any day during any Interest Period that the aggregate amount of Advances outstanding under this Agreement and the 5-Year Facility exceeds one-third of the aggregate amount of Commitments under this Agreement and commitments under the 5-Year Facility, the Applicable Interest Rate Margin shall be increased by 0.1000% per annum; and PROVIDED FURTHER that for any Pro Rata Advances that have been extended pursuant to
        Section 2.10(c), the Applicable Interest Rate Margin shall be increased by 0.1250% per annum.

                "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Pro Rata Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to JPMorgan Chase, as Administrative Agent, as its Applicable Lending Office with respect to such Competitive Bid Advance.

                "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by JPMorgan Chase, as Administrative Agent, in substantially the form of Exhibit C hereto.

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                "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                        (i) the rate of interest announced publicly by JPMorgan Chase in New York, New York, from time to time, as JPMorgan Chase's prime rate; and

                        (ii) 1/2 of one percent per annum above the Federal Funds Effective Rate.

                "BASE RATE ADVANCE" means a Pro Rata Advance that bears interest as provided in Section 2.04(a)(i).

                "BOARD" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

                "BORROWERS" means, collectively, Kraft and each Designated Subsidiary that shall become a party to this Agreement pursuant to
        Section 9.08.

                "BORROWING" means a Pro Rata Borrowing or a Competitive Bid Borrowing.

                "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any LIBO Rate Advances or Floating Rate Bid Advances, on which dealings are carried on in the London interbank market and banks are open for business in London.

                "COMMITMENT" means as to any Lender (i) the Dollar amount set forth opposite such Lender's name on the signature pages hereof or (ii) if such Lender has entered into an Assignment and Acceptance, or entered into a New Lender Supplement, the Dollar amount set forth for such Lender in the Register maintained by JPMorgan Chase, as Administrative Agent, pursuant to Section 9.07(d), in each case, as such amount may be reduced or increased pursuant to Section 2.10.

                "COMPETITIVE BID ADVANCE" means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.07 and refers to a Fixed Rate Bid Advance or a Floating Rate Bid Advance.

                "COMPETITIVE BID BORROWING" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.07.

                "COMPETITIVE BID NOTE" means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender to such Borrower.

                "COMPETITIVE BID REDUCTION" has the meaning specified in
        Section 2.01.

                "CONSOLIDATED TANGIBLE ASSETS" means the total assets appearing on a consolidated balance sheet of Kraft and its Subsidiaries, less goodwill and other intangible assets and the minority interests of other Persons in such Subsidiaries, all as determined in accordance with accounting principles generally accepted in the United States, EXCEPT that if there has been a material change in an accounting principle as compared to that applied in the preparation of the financial statements of Kraft and its Subsidiaries as of and for the quarter ended March 31, 2004, then such new accounting principle shall not be used in the determination of Consolidated Tangible Assets. A material change in an accounting principle is one that, in the year of its adoption, changes Consolidated Tangible Assets at any quarter in such year by more than 10%.

                "CONVERT," "CONVERSION" and "CONVERTED" each refers to a conversion of Pro Rata Advances of one Type into Pro Rata Advances of the other Type pursuant to Section 2.06, 2.08 or 2.13.

                "DEBT" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, whether or not evidenced by bonds, debentures, notes or similar instruments, (ii) obligations as lessee under leases that, in accordance with accounting principles generally accepted in the United States, are recorded as capital leases, and (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clause (i) or (ii) above.

                "DEFAULT" means any event specified in Section 6.01 that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                "DESIGNATED SUBSIDIARY" means any wholly-owned Subsidiary of Kraft designated for borrowing privileges under this Agreement pursuant to Section 9.08.

                "DESIGNATION AGREEMENT" means, with respect to any Designated Subsidiary, an agreement in the form of Exhibit D hereto signed by such Designated Subsidiary and Kraft.

                "DOLLARS" and the "$" sign each means lawful currency of the United States of America.

                "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or New Lender Supplement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to Kraft and JPMorgan Chase, as Administrative Agent.

                "EFFECTIVE DATE" has the meaning specified in Section 3.01.

                "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (or any successor) ("OECD"), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD; (iv) a commercial finance company or finance Subsidiary of a corporation organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (v) an insurance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000;
        (vi) any Lender; (vii) an affiliate of any Lender; and (viii) any other bank, commercial finance company, insurance company or other Person approved in writing by Kraft, which approval shall be notified to JPMorgan Chase, as Administrative Agent and, for the purposes of Section 2.10(b), approved in writing by JPMorgan Chase, as Administrative Agent.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of any Borrower's controlled group, or under common control with any Borrower, within the meaning of Section 414 of the Internal Revenue Code.

                "ERISA EVENT" means (a) (i) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the Pension Benefit Guaranty Corporation (or any successor) ("PBGC"), or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11),
        (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Borrower or Kraft or any of their ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Borrower or Kraft or any of their ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of any Borrower or Kraft or any of their ERISA Affiliates for failure to make a required payment to a Plan are satisfied; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board, as in effect from time to time.

                "EUROCURRENCY LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or New Lender Supplement pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Kraft and JPMorgan Chase, as Administrative Agent.

                "EUROCURRENCY RATE RESERVE PERCENTAGE" means, for any Interest Period, for all LIBO Rate Advances or Floating Rate Bid Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBO Rate Advances or Floating Rate Bid Advances is determined) having a term equal to such Interest Period.

                "EVENT OF DEFAULT" has the meaning specified in Section 6.01.

                "EXISTING LOAN AGREEMENT" means Kraft's existing
        U.S.$2,500,000,000 364-Day Revolving Credit Agreement dated as of July 14, 2003.

                "FEDERAL BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended from time to time.

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                "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a
        fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) on Telerate Page 120 (or any successor page), or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by JPMorgan Chase, as Administrative Agent, from three Federal funds brokers of recognized standing selected by it.

                "5-YEAR FACILITY" means the U.S.$2,000,000,000 5-Year Revolving Credit Agreement dated as of July 24, 2001 among Kraft and the agents and lenders parties thereto.

                "FIXED RATE BID ADVANCE" means a Competitive Bid Advance bearing interest based on a fixed rate per annum as specified in the relevant Notice of Competitive Bid Borrowing.

                "FLOATING RATE BID ADVANCE" means a Competitive Bid Advance bearing interest at a rate of interest quoted as a margin over the LIBO Rate as specified in the relevant Notice of Competitive Bid Borrowing.

                "HOME JURISDICTION WITHHOLDING TAXES" means (a) in the case of Kraft, withholding for United States income taxes, United States back-up withholding taxes and United States withholding taxes and (b) in the case of a Designated Subsidiary, withholding taxes imposed by the jurisdiction under the laws of which such Designated Subsidiary is organized or any political subdivision thereof.

                "INTEREST PERIOD" means, for each LIBO Rate Advance comprising part of the same Pro Rata Borrowing and each Floating Rate Bid Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such LIBO Rate Advance or Floating Rate Bid Advance or the date of Conversion of any Base Rate Advance into such LIBO Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or, if available to all Lenders, nine months, as such Borrower may select upon notice received by JPMorgan Chase, as Administrative Agent, not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period; PROVIDED, HOWEVER, that:

                (a) such Borrower may not select any Interest Period that ends after the Termination Date, subject to Section 2.10(c);

                (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

                (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                "JPMORGAN CHASE'S ADMINISTRATIVE AGENT ACCOUNT" means (a) the account of JPMorgan Chase, as Administrative Agent, maintained by JPMorgan Chase, as Administrative Agent, at its office at 1111 Fannin, Houston, Texas 77002, Account No. 323243088, Attention: Leah Hughes, or
        (b) such other account of JPMorgan Chase, as Administrative Agent, as is designated in writing from time to time by JPMorgan Chase, as Administrative Agent, to Kraft and the Lenders for such purpose.

                "LENDERS" means the Initial Lenders and any New Lender and their respective successors and permitted assignees.

                "LIBO RATE" means an interest rate per annum equal to either:

                (a) the offered rate per annum at which deposits in Dollars appear on Telerate Page 3750 (or any successor page) as of 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, or

                (b) if the LIBO Rate does not appear on Telerate Page 3750 (or any successor page), then the LIBO Rate will be determined by taking the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing outstanding during such Interest Period and for a period equal to such Interest Period, as determined by JPMorgan Chase, as Administrative Agent, SUBJECT, HOWEVER, to the provisions of
        Section 2.08.

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                "LIBO RATE ADVANCE" means a Pro Rata Advance that bears interest as provided in Section 2.04(a)(ii).

                "LIEN" has the meaning specified in Section 5.02(a).

                "MAJOR SUBSIDIARY" means any Subsidiary (a) more than 50% of the voting securities of which is owned directly or indirectly by Kraft, (b) which is organized and existing under, or has its principal place of business in, the United States or any political subdivision thereof, Canada or any political subdivision thereof, any country which is a member of the European Union on the date hereof (other than Greece, Portugal or Spain) or any political subdivision thereof, or Switzerland, Norway or Australia or any of their respective political subdivisions, and (c) which has at any time total assets (after intercompany eliminations) exceeding $1,000,000,000.

                "MARGIN STOCK" means margin stock, as such term is defined in Regulation U.

                "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
        Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

                "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and at least one Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which such Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                "NEW LENDER" has the meaning specified in Section 2.10(b).

                "NEW LENDER SUPPLEMENT" has the meaning specified in
        Section 2.10(b).

                "NOTE" means a Pro Rata Note or a Competitive Bid Note. ----

                "NOTICE OF COMPETITIVE BID BORROWING" has the meaning specified in Section 2.07(b).

                "NOTICE OF PRO RATA BORROWING" has the meaning specified in
        Section 2.02(a).

                "OBLIGATIONS" has the meaning specified in Section 8.01.

                "OTHER TAXES" has the meaning specified in Section 2.15(b).

                "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

                "PRO RATA ADVANCE" means an advance by a Lender to any Borrower as part of a Pro Rata Borrowing and refers to a Base Rate Advance or a LIBO Rate Advance (each of which shall be a "TYPE" of Pro Rata Advance).

                "PRO RATA BORROWING" means a borrowing consisting of simultaneous Pro Rata Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

                "PRO RATA NOTE" means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under
        Section 2.17 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Pro Rata Advances made by such Lender to such Borrower.

                "REFERENCE BANKS" means JPMorgan Chase, Citibank, Credit Suisse First Boston and Deutsche Bank AG New York Branch.

                "REGISTER" has the meaning specified in Section 9.07(d).

                "REGULATION A" means Regulation A of the Board, as in effect from time to time.

                "REGULATION U" means Regulation U of the Board, as in effect from time to time.

                "REQUIRED LENDERS" means at any time Lenders owed at least 50.1%

        of the then aggregate unpaid principal amount of the Pro Rata Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 50.1% of the Commitments.

                "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and no Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which such Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                "SUBSIDIARY" of any Person means any corporation of which (or in which) more than 50% of the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock

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        of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                "TERMINATION DATE" means the earlier of (a) the date that is the Business Day preceding the first anniversary of the Effective Date and
        (b) the date of termination in whole of the Commitments pursuant to
        Section 2.10 or 6.02.

                "TERM NOTICE" has the meaning specified in Section 2.10(c).

                Section 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                Section 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with accounting principles generally accepted in the United States of America, except that if there has been a material change in an accounting principle affecting the definition of an accounting term as compared to that applied in the preparation of the financial statements of Kraft as of and for the quarter ended March 31, 2004, then such new accounting principle shall not be used in the determination of the amount associated with that accounting term. A material change in an accounting principle is one that, in the year of its adoption, changes the amount associated with the relevant accounting term for any quarter in such year by more than 10%.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                Section 2.01. THE PRO RATA ADVANCES. (a) OBLIGATION TO MAKE PRO RATA ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Pro Rata Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment; PROVIDED, HOWEVER, that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "COMPETITIVE BID REDUCTION").


        (b) AMOUNT OF PRO RATA BORROWINGS. Except for Pro Rata Borrowings pursuant to Sections 2.10(b)(iii)(B) and (C), each Pro Rata Borrowing shall be in an aggregate amount of no less than $50,000,000 or an integral multiple of $1,000,000 in excess thereof.

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        (c)     TYPE OF PRO RATA ADVANCES. Each Pro Rata Borrowing shall consist of Pro Rata Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment and subject to this Section 2.01, any Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.11 or repay pursuant to
Section 2.03 and reborrow under this Section 2.01.

                Section 2.02. MAKING THE PRO RATA ADVANCES. (a) NOTICE OF PRO RATA BORROWING. Each Pro Rata Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Pro Rata Borrowing in the case of a Pro Rata Borrowing consisting of LIBO Rate Advances, or (y) 9:00 A.M. (New York City time) on the date of the proposed Pro Rata Borrowing in the case of a Pro Rata Borrowing consisting of Base Rate Advances, by the Borrower to JPMorgan Chase, as Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Pro Rata Borrowing (a "NOTICE OF PRO RATA BORROWING") shall be by telephone, confirmed immediately in writing, by registered mail or telecopier in substantially the form of Exhibit B-1 hereto, specifying therein the requested:

                        (i)     date of such Pro Rata Borrowing,

                        (ii)    Type of Advances comprising such Pro Rata
        Borrowing,

                        (iii)   aggregate amount of such Pro Rata Borrowing, and

                        (iv) in the case of a Pro Rata Borrowing consisting of LIBO Rate Advances, the initial Interest Period for each such Pro Rata Advance. Notwithstanding anything herein to the contrary, no Borrower may select LIBO Rate Advances for any Pro Rata Borrowing if the obligation of the Lenders to make LIBO Rate Advances shall then be suspended pursuant to Section 2.08(c) or 2.13.

        (b) FUNDING PRO RATA ADVANCES. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Pro Rata Borrowing, make available for the account of its Applicable Lending Office to JPMorgan Chase, as Administrative Agent, at JPMorgan Chase's Administrative Agent Account, in same day funds, such Lender's ratable portion of such Pro Rata Borrowing. After receipt of such funds by JPMorgan Chase, as Administrative Agent, and upon fulfillment of the applicable conditions set forth in Article III, JPMorgan Chase, as Administrative Agent, will make such funds available to the relevant Borrower at the address of JPMorgan Chase, as Administrative Agent, referred to in Section 9.02.

        (c) IRREVOCABLE NOTICE. Each Notice of Pro Rata Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Pro Rata Borrowing that the related Notice of Pro Rata Borrowing specifies is to be comprised of LIBO Rate Advances, the Borrower requesting such Pro Rata Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date

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specified in such Notice of Pro Rata Borrowing for such Pro Rata Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Pro Rata Advance to be made by such Lender as part of such Pro Rata Borrowing when such Pro Rata Advance, as a result of such failure, is not made on such date.

        (d) LENDER'S RATABLE PORTION. Unless JPMorgan Chase, as Administrative Agent, shall have received notice from a Lender prior to 11:00 A.M. (New York City time) on the day of any Pro Rata Borrowing that such Lender will not make available to JPMorgan Chase, as Administrative Agent, such Lender's ratable portion of such Pro Rata Borrowing, JPMorgan Chase, as Administrative Agent, may assume that such Lender has made such portion available to JPMorgan Chase, as Administrative Agent, on the date of such Pro Rata Borrowing in accordance with Section 2.02(b) and JPMorgan Chase, as Administrative Agent, may, in reliance upon such assumption, make available to the Borrower proposing such Pro Rata Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to JPMorgan Chase, as Administrative Agent, such Lender and such Borrower severally agree to repay to JPMorgan Chase, as Administrative Agent, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to JPMorgan Chase, as Administrative Agent, at:

                        (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Pro Rata Advances comprising such Pro Rata Borrowing and (B) the cost of funds incurred by JPMorgan Chase, as Administrative Agent, in respect of such amount, and

                        (ii) in the case of such Lender, the Federal Funds Effective Rate.

If such Lender shall repay to JPMorgan Chase, as Administrative Agent, such corresponding amount, such amount so repaid shall constitute such Lender's Pro Rata Advance as part of such Pro Rata Borrowing for purposes of this Agreement.

        (e) INDEPENDENT LENDER OBLIGATIONS. The failure of any Lender to make the Pro Rata Advance to be made by it as part of any Pro Rata Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Pro Rata Advance on the date of such Pro Rata Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Pro Rata Advance to be made by such other Lender on the date of any Pro Rata Borrowing.

                Section 2.03. REPAYMENT OF PRO RATA ADVANCES. Subject to Section 2.10(c), each Borrower shall repay to JPMorgan Chase, as Administrative Agent, for the ratable account of the Lenders on the Termination Date the unpaid principal amount of the Pro Rata Advances then outstanding.

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                Section 2.04. INTEREST ON PRO RATA ADVANCES. (a) SCHEDULED
INTEREST. Each Borrower shall pay interest on the unpaid principal amount of each Pro Rata Advance owing by such Borrower to each Lender from the date of such Pro Rata Advance until such principal amount shall be paid in full, at the following rates per annum:

                        (i) BASE RATE ADVANCES. During such periods as such Pro Rata Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears monthly on the 20th day of each month and on the date such Base Rate Advance shall be Converted or paid in full.

                        (ii) LIBO RATE ADVANCES. During such periods as such Pro Rata Advance is a LIBO Rate Advance, a rate per annum equal at all times during each Interest Period for such Pro Rata Advance to the sum of (x) the LIBO Rate for such Interest Period for such Pro Rata Advance PLUS (y) the Applicable Interest Rate Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period, and on the date such LIBO Rate Advance shall be Converted or paid in full.

        (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall pay interest on the unpaid principal amount of each Pro Rata Advance owing to each Lender, payable in arrears on the dates referred to in Section 2.04(a)(i) or Section 2.04(a)(ii), at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Pro Rata Advance.

                Section 2.05. ADDITIONAL INTEREST ON LIBO RATE ADVANCES. Each Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each LIBO Rate Advance of such Lender to such Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to Kraft through JPMorgan Chase, as Administrative Agent.

                Section 2.06. CONVERSION OF PRO RATA ADVANCES. (a) CONVERSION UPON ABSENCE OF INTEREST PERIOD. If any Borrower shall fail to select the duration of any Interest Period for any LIBO Rate Advances in accordance with the provisions contained in the definition of the term "Interest Period," JPMorgan Chase, as Administrative Agent, will forthwith so notify such Borrower and the Lenders, and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

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        (b)     CONVERSION UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), JPMorgan Chase, as Administrative Agent, or the Required Lenders may elect that (i) each LIBO Rate Advance be, on the last day of the then existing Interest Period therefor, Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, LIBO Rate Advances be suspended.

        (c) VOLUNTARY CONVERSION. Subject to the provisions of Sections 2.08(c) and 2.13, any Borrower may convert all such Borrower's Pro Rata Advances of one Type constituting the same Pro Rata Borrowing into Advances of the other Type on any Business Day, upon notice given to JPMorgan Chase, as Administrative Agent, not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion; PROVIDED, HOWEVER, that the Conversion of a LIBO Rate Advance into a Base Rate Advance may be made on, and only on, the last day of an Interest Period for such LIBO Rate Advance. Each such notice of a Conversion shall, within the restrictions specified above, specify

                        (i)     the date of such Conversion;

                        (ii)    the Pro Rata Advances to be Converted; and

                        (iii) if such Conversion is into LIBO Rate Advances, the duration of the Interest Period for each such Pro Rata Advance.

                Section 2.07. THE COMPETITIVE BID ADVANCES. (a) COMPETITIVE BID ADVANCES' IMPACT ON COMMITMENTS. Each Lender severally agrees that any Borrower may make Competitive Bid Borrowings under this Section 2.07 from time to time on any Business Day during the period from the Effective Date until the Termination Date in the manner set forth below; PROVIDED that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders. As provided in Section 2.01, the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding, and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments; PROVIDED, HOWEVER, that any Lender's Competitive Bid Advances shall not otherwise reduce that Lender's obligation to lend its pro rata share of the remaining available Commitments.

        (b) NOTICE OF COMPETITIVE BID BORROWING. Any Borrower may request a Competitive Bid Borrowing under this Section 2.07 by delivering to JPMorgan Chase, as Administrative Agent, by telecopier, a notice of a Competitive Bid Borrowing (a "NOTICE OF COMPETITIVE BID BORROWING"), in substantially the form of Exhibit B-2 hereto, specifying therein the following:

                        (i)     date of such proposed Competitive Bid Borrowing;

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                        (ii)    aggregate amount of such proposed Competitive
        Bid Borrowing;

                        (iii) interest rate basis and day count convention to be offered by the Lenders;

                        (iv)    in the case of a Competitive Bid Borrowing

        consisting of Floating Rate Bid Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Bid Advances, maturity date for repayment of each Fixed Rate Bid Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Borrowing or later than the earlier of (A) 360 days after the date of such Competitive Bid Borrowing and (B) the Termination
        Date);

                        (v)     interest payment date or dates relating thereto;

                        (vi) location of such Borrower's account to which funds are to be advanced; and

                        (vii) other terms (if any) to be applicable to such Competitive Bid Borrowing.

A Borrower requesting a Competitive Bid Borrowing shall deliver a Notice of Competitive Bid Borrowing to JPMorgan Chase, as Administrative Agent, not later than 10:00 A.M. (New York City time) (x) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Competitive Bid Borrowing shall be Fixed Rate Bid Advances, or (y) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Competitive Bid Borrowing shall be Floating Rate Bid Advances. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on such Borrower. JPMorgan Chase, as Administrative Agent, shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from such Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

        (c) DISCRETION AS TO COMPETITIVE BID ADVANCES. Each Lender may, in its sole discretion, elect to irrevocably offer to make one or more Competitive Bid Advances to the applicable Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying JPMorgan Chase, as Administrative Agent (which shall give prompt notice thereof to such Borrower), before 9:30 A.M. (New York City time) (A) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Bid Advances, and (B) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Floating Rate Bid Advances; PROVIDED that, if JPMorgan Chase in its capacity as a Lender shall, in its sole

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discretion, elect to make any such offer, it shall notify such Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given by any other Lender to JPMorgan Chase, as Administrative Agent. In such notice, the Lender shall specify the following:

                        (i) the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 2.07(a), exceed such Lender's Commitment);

                        (ii)    the rate or rates of interest therefor; and

                        (iii) such Lender's Applicable Lending Office with respect to such Competitive Bid Advance.

If any Lender shall elect not to make such an offer, such Lender shall so notify JPMorgan Chase, as Administrative Agent, before 9:30 A.M. (New York City time) on the date on which notice of such election is to be given to JPMorgan Chase, as Administrative Agent, by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; PROVIDED FURTHER that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

        (d) BORROWER SELECTION OF LENDER BIDS. The Borrower proposing the Competitive Bid Borrowing shall, in turn, (A) before 12:00 noon (New York City time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Bid Advances and (B) before 12:00 noon (New York City time) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Floating Rate Bid Advances, either:

                        (i) cancel such Competitive Bid Borrowing by giving JPMorgan Chase, as Administrative Agent, notice to that effect, or

                        (ii) accept, in its sole discretion, one or more of the offers made by any Lender or Lenders pursuant to Section 2.07(c), by giving notice to JPMorgan Chase, as Administrative Agent, of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by JPMorgan Chase, as Administrative Agent on behalf of such Lender, for such Competitive Bid Advance pursuant to Section 2.07(c) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to Section 2.07(c) by giving JPMorgan Chase, as Administrative Agent, notice to that effect. Such Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the

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        lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the maximum amount that each such Lender offered at such interest rate.

If the Borrower proposing the Competitive Bid Borrowing notifies JPMorgan Chase, as Administrative Agent, that such Competitive Bid Borrowing is canceled pursuant to Section 2.07(d)(i), or if such Borrower fails to give timely notice in accordance with Section 2.07(d), JPMorgan Chase, as Administrative Agent, shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

        (e) COMPETITIVE BID BORROWING. If the Borrower proposing the Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.07(d)(ii), JPMorgan Chase, as Administrative Agent, shall in turn promptly notify:

                        (i) each Lender that has made an offer as described in Section 2.07(c), whether or not any offer or offers made by such Lender pursuant to Section 2.07(c) have been accepted by such Borrower;

                        (ii) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the date and amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing; and

                        (iii) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that JPMorgan Chase, as Administrative Agent, has received forms of documents appearing to fulfill the applicable conditions set forth in Article III.

When each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing has received notice pursuant to Section 2.07(e)(iii), such Lender shall, before 11:00 A.M. (New York City time), on the date of such Competitive Bid Borrowing specified in the notice received from JPMorgan Chase, as Administrative Agent, pursuant to Section 2.07(e)(i), make available for the account of its Applicable Lending Office to JPMorgan Chase, as Administrative Agent, at its address referred to in Section 9.02, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by JPMorgan Chase, as Administrative Agent, of such funds, JPMorgan Chase, as Administrative Agent, will make such funds available to such Borrower at the location specified by such Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing, JPMorgan Chase, as Administrative Agent, will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

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        (f)     IRREVOCABLE NOTICE. If the Borrower proposing the Competitive
Bid Borrowing notifies JPMorgan Chase, as Administrative Agent, that it accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.07(c), such notice of acceptance shall be irrevocable and binding on such Borrower. Such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

        (g) AMOUNT OF COMPETITIVE BID BORROWINGS; COMPETITIVE BID NOTES. Each Competitive Bid Borrowing shall be in an aggregate amount of $50,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the aggregate amount of Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders. Within the limits and on the conditions set forth in this Section 2.07, any Borrower may from time to time borrow under this Section 2.07, prepay pursuant to Section 2.11 or repay pursuant to Section 2.07(h), and reborrow under this Section 2.07; PROVIDED that a Competitive Bid Borrowing shall not be made within two Business Days of the date of any other Competitive Bid Borrowing. The indebtedness of any Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of such Borrower payable to the order of the Lender making such Competitive Bid Advance.

        (h) REPAYMENT OF COMPETITIVE BID ADVANCES. On the maturity date of each Competitive Bid Advance provided in the Competitive Bid Note evidencing such Competitive Bid Advance, the Borrower shall repay to JPMorgan Chase, as Administrative Agent, for the account of each Lender that has made a Competitive Bid Advance the then unpaid principal amount of such Competitive Bid Advance. No Borrower shall have any right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

        (i) INTEREST ON COMPETITIVE BID ADVANCES. Each Borrower that has borrowed through a Competitive Bid Borrowing shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance and on the interest payment date or dates set forth in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, such Borrower shall pay interest on the amount of unpaid principal of each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms

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of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

                Section 2.08. LIBO RATE DETERMINATION. (a) METHODS TO DETERMINE LIBO RATE. JPMorgan Chase, as Administrative Agent, shall determine the LIBO Rate by using the methods described in the definition of the term "LIBO Rate," and shall give prompt notice to the Borrower and Lenders of each such LIBO Rate.

        (b) ROLE OF REFERENCE BANKS. In the event that the LIBO Rate cannot be determined by the method described in clause (a) of the definition of "LIBO Rate," each Reference Bank agrees to furnish to JPMorgan Chase, as Administrative Agent, timely information for the purpose of determining the LIBO Rate in accordance with the method described in clause (b) of the definition thereof. If any one or more of the Reference Banks shall not furnish such timely information to JPMorgan Chase, as Administrative Agent, for the purpose of determining a LIBO Rate, JPMorgan Chase, as Administrative Agent, shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. If fewer than two Reference Banks furnish timely information to JPMorgan Chase, as Administrative Agent, for determining the LIBO Rate for any LIBO Rate Advances or Floating Rate Bid Advances, as the case may be, then:

                        (i) JPMorgan Chase, as Administrative Agent, shall forthwith notify Kraft and the Lenders that the interest rate cannot be determined for such LIBO Rate Advance or Floating Rate Bid Advances, as the case may be;

                        (ii) with respect to each LIBO Rate Advance, such Advance will, on the last day of the then existing Interest Period therefor, be prepaid by the Borrower or be automatically Converted into a Base Rate Advance; and

                        (iii) the obligation of the Lenders to make LIBO Rate Advances or Floating Rate Bid Advances or to Convert Base Rate Advances into LIBO Rate Advances shall be suspended until JPMorgan Chase, as Administrative Agent, shall notify Kraft and the Lenders that the circumstances causing such suspension no longer exist.

JPMorgan Chase, as Administrative Agent, shall give prompt notice to Kraft and the Lenders of the applicable interest rate determined by JPMorgan Chase, as Administrative Agent, for purposes of Section 2.04(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.04(a)(ii) or the applicable LIBO Rate.

        (c) INADEQUATE LIBO RATE. If, with respect to any LIBO Rate Advances, the Required Lenders notify JPMorgan Chase, as Administrative Agent, that (i) they are unable to obtain matching deposits in the London interbank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective LIBO Rate Advances as a part of such Borrowing during the Interest Period therefor or (ii) the LIBO Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective LIBO Rate Advances for such Interest Period, JPMorgan Chase, as Administrative Agent, shall forthwith so notify Kraft and the Lenders, whereupon (A) the Borrower of such LIBO Rate Advances will, on the last day of the then existing Interest Period therefor, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Base Rate Advances into, LIBO Rate Advances shall be suspended until JPMorgan Chase, as Administrative Agent, shall notify Kraft and the Lenders that the circumstances causing such suspension no longer exist. In the case of clause
(ii) above, each Lender shall certify its cost of funds for each Interest Period to JPMorgan Chase, as Administrative Agent, and Kraft as soon as practicable (but in any event not later than 10 Business Days after the last day of such Interest Period).

                Section 2.09. FEES. (a) FACILITY FEE. Kraft agrees to pay to JPMorgan Chase, as Administrative Agent, for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment (whether or not used and without giving effect to any Competitive Bid Reduction) from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance or New Lender Supplement pursuant to which it became a Lender in the case of each other Lender until the Termination Date at the Applicable Facility Fee Rate, in each case payable on the last day of each March, June, September and December until the Termination Date and on the Termination Date.

        (b) AGENT'S FEES. Kraft shall pay to JPMorgan Chase, as Administrative Agent, for its own account such fees as may from time to time be agreed between Kraft and such Agent.

                Section 2.10. OPTIONAL TERMINATION, REDUCTION OR INCREASE OF THE COMMITMENTS AND TERM-OUT OPTION.

        (a) OPTIONAL TERMINATION OR REDUCTION OF THE COMMITMENTS. Kraft shall have the right, upon at least three Business Days' notice to JPMorgan Chase, as Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; PROVIDED that each partial reduction shall be in the aggregate amount of no less than $50,000,000; and PROVIDED FURTHER that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding

        (b)     OPTIONAL INCREASE OF THE COMMITMENTS.

                        (i) Notwithstanding anything herein to the contrary, so long as no Default or Event of Default has occurred and is continuing, Kraft and any one or more Lenders or additional banks, financial institutions or other entities that are Eligible

        Assignees (each, a "NEW LENDER") may, at any time after the Effective Date and prior to the Termination Date, agree that such Lenders shall increase the amount of their Commitments or such New Lenders shall provide additional Commitments. In connection therewith, Kraft shall deliver to JPMorgan Chase, as Administrative Agent, for entry in the Register, a notice specifying (A) the amount of such increase, (B) the names of any participating Lenders and New Lenders and their respective allocations of such increase, and (C) the applicable date such increase shall become effective (the "INCREASED FACILITY CLOSING DATE"). Notwithstanding the foregoing, (x) the aggregate Commitments may not be increased by more than $500,000,000, (y) each increase effected pursuant to this Section 2.10(b) shall be in an amount of at least $100,000,000 and (z) no more than two Increased Facility Closing Dates may be selected by Kraft during the term of this Agreement. No Lender shall have any obligation to participate in any increase described in this
        Section 2.10(b) unless it agrees to do so in its sole discretion.

                        (ii) Any New Lender which, with the consent of Kraft, agrees to become a "Lender" under this Agreement in connection with any transaction described in clause (i) above shall enter into a supplement to this Agreement (each, a "NEW LENDER SUPPLEMENT"), substantially in the form of Exhibit H, whereupon such New Lender shall become a Lender and shall be bound by and entitled to the benefits of this Agreement as of the date of execution of such New Lender Supplement.

                        (iii)   (A) Except as set forth in subsections (B) and
        (C) of this clause (iii), if any bank, financial institution or other entity becomes a New Lender or any Lender's Commitment is increased pursuant to this Section 2.10(b), Pro Rata Advances made on or after the applicable Increased Facility Closing Date shall be made in accordance with the pro rata provisions of Section 2.01 based on the respective Commitments in effect on and after such Increased Facility Closing Date (except to the extent that any such Pro Rata Borrowing would result in any Lender making an aggregate principal amount of Pro Rata Advances in excess of its Commitment, in which case such excess amount will be allocated to and made by, any New Lenders and Lenders with increased Commitments pursuant to clause (i) above, pro rata in accordance with their respective Commitments).

                                (B) In the event that on any Increased Facility
                Closing Date there are Base Rate Advances outstanding, the relevant Borrower shall make prepayments of and borrowings of additional Base Rate Advances so that, after giving effect thereto, the resulting Base Rate Advances outstanding are allocated among the Lenders as nearly as may be in accordance with the pro rata provisions of Section 2.01 based on such Lenders' respective Commitments in effect on and after such Increased Facility Closing Date, and such allocations shall be effected on such Increased Facility Closing Date by JPMorgan Chase, as Administrative Agent, through appropriate entries in the Register.

                                (C) In the event that on any Increased Facility
                Closing Date there are LIBO Rate Advances outstanding, such LIBO Rate Advances shall remain outstanding with the respective Lenders thereof until the expiration of their respective Interest Periods (unless the relevant Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement) and the continuations, if any, of any LIBO Rate Advances outstanding on such Increased Facility Closing Date shall be effected by repayment of such LIBO Rate Advances on the last day of the Interest Period applicable thereto and the borrowing of new LIBO Rate Advances to be allocated among the Lenders in accordance with the pro rata provisions of Section
                2.01 based on such Lenders' respective Commitments in effect on and after such Increased Facility Closing Date.

                        (iv) For purposes of Section 9.01, no consent of any Lender other than a Lender that has agreed to participate in the increase described in this Section 2.10(b) shall be required in connection with the transactions under this Section 2.10(b).

        (c) TERM-OUT OPTION. The Company may, by written notice to JPMorgan Chase, as Administrative Agent, which shall promptly notify the Lenders, not later than 15 Business Days prior to the Termination Date (the "TERM NOTICE"), extend the maturity date for all Pro Rata Advances outstanding at the close of business New York time on the Termination Date to the date, specified in the Term Notice, no later than the first anniversary of the Termination Date; PROVIDED that, on the date of the Term Notice and on the Termination Date, (i) no event has occurred and is continuing that constitutes a Default or Event of Default and (ii) the representations contained in Section 4.01 (except the representations set forth in the last sentence of subsection (e) and in subsection (f) thereof (other than clause (i) thereof)) are correct; and PROVIDED, FURTHER, that the option provided for in this Section 2.10(c) may be exercised only once. If a Term Notice is given, each Borrower shall repay to JPMorgan Chase, as Administrative Agent, for the ratable account of the Lenders on the maturity date set forth in such Term Notice, the unpaid principal amount of the Pro Rata Advances then outstanding. Upon the effectiveness of the extension provided for in this Section 2.10(c), all terms of this Agreement shall remain in full force and effect, EXCEPT that the right of any Borrower to borrow under Section 2.01 shall terminate. The Borrower agrees that it will, upon the request of any Lender through JPMorgan Chase, as Administrative Agent, issue a new Pro Rata Note in favor of such Lender reflecting the extended maturity date, in exchange for the Pro Rata Note held by such Lender, which shall be promptly returned to the Borrower and marked "cancelled".

                Section 2.11. OPTIONAL PREPAYMENTS OF PRO RATA ADVANCES. Each Borrower may, in the case of any LIBO Rate Advance, upon at least three Business Days' notice to JPMorgan Chase, as Administrative Agent, or, in the case of any Base Rate Advance, upon notice given to JPMorgan Chase, as Administrative Agent, not later than 9:00 A.M. (New York City time) on the date of the proposed prepayment, in each case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the

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outstanding principal amount of the Pro Rata Advances comprising part of the same Pro Rata Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment other than partial prepayments pursuant to Section 2.10(b)(iii)(B) shall be in an aggregate principal amount of no less than $50,000,000 and (y) in the event of any such prepayment of a LIBO Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(b).

                Section 2.12. INCREASED COSTS. (a) COSTS FROM CHANGE IN LAW OR AUTHORITIES. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements to the extent such change is included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBO Rate Advances or Floating Rate Bid Advances (excluding for purposes of this
Section 2.12 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.15 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower of the affected Advances shall from time to time, upon demand by such Lender (with a copy of such demand to JPMorgan Chase, as Administrative Agent), pay to JPMorgan Chase, as Administrative Agent, for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; PROVIDED, HOWEVER, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to Kraft, such Borrower and JPMorgan Chase, as Administrative Agent, by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

        (b) REDUCTION IN LENDER'S RATE OF RETURN. In the event that, after the date hereof, the implementation of or any change in any law or regulation, or any guideline or directive (whether or not having the force of law) or the interpretation or administration thereof by any central bank or other authority charged with the administration thereof, imposes, modifies or deems applicable any capital adequacy or similar requirement (including, without limitation, a request or requirement which affects the manner in which any Lender allocates capital resources to its commitments, including its obligations hereunder) and as a result thereof, in the sole opinion of such Lender, the rate of return on such Lender's capital as a consequence of its obligations hereunder is reduced to a level below that which such Lender could have achieved but for such circumstances, but reduced to the extent that Borrowings are outstanding from time to time, then in each such case, upon demand from time to time Kraft shall pay to such Lender such additional amount or amounts as shall compensate such Lender for such reduction in rate of return;

PROVIDED that, in the case of each Lender, such additional amount or amounts shall not exceed 0.15 of 1% per annum of such Lender's Commitment. A certificate of such Lender as to any such additional amount or amounts shall be conclusive and binding for all purposes, absent manifest error. Except as provided below, in determining any such amount or amounts each Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, each Lender shall take all reasonable actions to avoid the imposition of, or reduce the amounts of, such increased costs, provided that such actions, in the reasonable judgment of such Lender, will not be otherwise disadvantageous to such Lender, and, to the extent possible, each Lender will calculate such increased costs based upon the capital requirements for its Commitment hereunder and not upon the average or general capital requirements imposed upon such Lender.

                Section 2.13. ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender shall notify JPMorgan Chase, as Administrative Agent, that the introduction of or any change in, or in the interpretation of, any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make LIBO Rate Advances or Floating Rate Bid Advances or to fund or maintain LIBO Rate Advances or Floating Rate Bid Advances, (a) each LIBO Rate Advance or Floating Rate Bid Advances, as the case may be, will automatically, upon such demand, be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.04(a)(i), as the case may be, and (b) the obligation of the Lenders to make LIBO Rate Advances or Floating Rate Bid Advances or to Convert Base Rate Advances into LIBO Rate Advances shall be suspended, in each case, until JPMorgan Chase, as Administrative Agent, shall notify Kraft and the Lenders that the circumstances causing such suspension no longer exist; PROVIDED, HOWEVER, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make LIBO Rate Advances or Floating Rate Bid Advances or to continue to fund or maintain LIBO Rate Advances or Floating Rate Bid Advances, as the case may be, and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                Section 2.14. PAYMENTS AND COMPUTATIONS. (a) TIME AND DISTRIBUTION OF PAYMENTS. Kraft and each Borrower shall make each payment hereunder, not later than 11:00 A.M. (New York City time) on the day when due to JPMorgan Chase, as Administrative Agent, at JPMorgan Chase's Administrative Agent Account in same day funds. JPMorgan Chase, as Administrative Agent, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.07, 2.12, 2.15 or 9.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. From and after the effective date of an

Assignment and Acceptance pursuant to Section 9.07, JPMorgan Chase, as Administrative Agent, shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

        (b) COMPUTATION OF INTEREST AND FEES. All computations of interest based on JPMorgan Chase's prime rate shall be made by JPMorgan Chase, as Administrative Agent, on the basis of a year of 365 or 366 days, as the case may be. All computations of interest based on the LIBO Rate or the Federal Funds Effective Rate and of facility fees shall be made by JPMorgan Chase, as Administrative Agent, and all computations of interest pursuant to Section 2.05 shall be made by a Lender, on the basis of a year of 360 days, and all computations of interest in respect of Competitive Bid Advances shall be made by JPMorgan Chase, as Administrative Agent, as specified in the applicable Notice of Competitive Bid Notice, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by JPMorgan Chase, as Administrative Agent (or, in the case of Section 2.05 by a Lender), of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

        (c) PAYMENT DUE DATES. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; PROVIDED, HOWEVER, that if such extension would cause payment of interest on or principal of LIBO Rate Advances or Floating Rate Bid Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

        (d) PRESUMPTION OF BORROWER PAYMENT. Unless JPMorgan Chase, as Administrative Agent, receives notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, JPMorgan Chase, as Administrative Agent, may assume that such Borrower has made such payment in full to JPMorgan Chase, as Administrative Agent, on such date and JPMorgan Chase, as Administrative Agent, may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower has not made such payment in full to JPMorgan Chase, as Administrative Agent, each Lender shall repay to JPMorgan Chase, as Administrative Agent, forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to JPMorgan Chase, as Administrative Agent, at the Federal Funds Effective Rate.

                Section 2.15. TAXES. (a) Any and all payments by each Borrower and Kraft hereunder shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, (i) in the case of each Lender and JPMorgan Chase, as Administrative Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or JPMorgan Chase, as Administrative Agent (as the case may be), is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, (iii) in the case of each Lender and JPMorgan Chase, as Administrative Agent, taxes imposed on its net income, franchise taxes imposed on it, and any tax imposed by means of withholding to the extent such tax is imposed solely as a result of a present or former connection (other than the execution, delivery and performance of this Agreement or a Note) between the Lender or JPMorgan Chase, as Administrative Agent, as the case may be, and the taxing jurisdiction, and (iv) in the case of each Lender and JPMorgan Chase, as Administrative Agent, taxes imposed by the United States by means of withholding tax if and to the extent that such taxes shall be in effect and shall be applicable on the date hereof to payments to be made to such Lender's Applicable Lending Office or to JPMorgan Chase, as Administrative Agent (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as "TAXES"). If any Borrower or Kraft shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or JPMorgan Chase, as Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or JPMorgan Chase, as Administrative Agent (as the case may be), receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or Kraft shall make such deductions and (iii) such Borrower or Kraft shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

        (b) In addition, each Borrower or Kraft shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement (hereinafter referred to as "OTHER TAXES").

        (c) Each Borrower and Kraft shall indemnify each Lender and JPMorgan Chase, as Administrative Agent, for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or JPMorgan Chase, as Administrative Agent (as the case may be), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or JPMorgan Chase, as Administrative Agent (as the case may be), makes written demand therefor.

        (d) Within 30 days after the date of any payment of Taxes, each Borrower and Kraft shall furnish to JPMorgan Chase, as Administrative Agent, at its address referred to in Section

9.02, the original or a certified copy of a receipt evidencing such payment. If any Borrower or Kraft determines that no Taxes are payable in respect thereof, such Borrower or Kraft shall, at the request of JPMorgan Chase, as Administrative Agent, furnish or cause the payor to furnish, JPMorgan Chase, as Administrative Agent, and each Lender an opinion of counsel reasonably acceptable to JPMorgan Chase, as Administrative Agent, stating that such payment is exempt from Taxes.

        (e) Each Lender, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance or New Lender Supplement pursuant to which it becomes a Lender in the case of each other Lender, shall provide each of JPMorgan Chase, as Administrative Agent, Kraft and such Borrower with any form or certificate that is required by any taxing authority (including, if applicable, two original Internal Revenue Service Forms W-9, W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service), certifying that such Lender is exempt from or entitled to a reduced rate of Home Jurisdiction Withholding Taxes on payments pursuant to this Agreement. Thereafter, each such Lender shall provide additional forms or certificates (i) to the extent a form or certificate previously provided has become inaccurate or invalid or otherwise ceased to be effective or (ii) as requested in writing by any Borrower, Kraft or JPMorgan Chase, as Administrative Agent. Unless the Borrowers, Kraft and JPMorgan Chase, as Administrative Agent, have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to Home Jurisdiction Withholding Taxes or are subject to Home Jurisdiction Witholding Taxes at a rate reduced by an applicable tax treaty, such Borrower, Kraft or JPMorgan Chase, as Administrative Agent, shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender.

        (f) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to select or change the jurisdiction of its Applicable Lending Office if the making of such a selection or change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise economically disadvantageous to such Lender.

        (g)     No additional amounts will be payable pursuant to this
Section 2.15 with respect to (i) any Home Jurisdiction Withholding Taxes that would not have been payable had the Lender provided the relevant forms or other documents pursuant to Section 2.15(e); or (ii) in the case of an Assignment and Acceptance by a Lender to an Eligible Assignee, any Home Jurisdiction Withholding Taxes that exceed the amount of such Home Jurisdiction Withholding Taxes that are imposed prior to such Assignment and Acceptance, unless such Assignment and Acceptance resulted from the demand of Kraft.

        (h) If any Lender or JPMorgan Chase, as Administrative Agent, as the case may be, obtains a refund of any Tax for which payment has been made pursuant to this Section 2.15, which refund in the good faith judgment of such Lender or JPMorgan Chase, as Administrative Agent, as the case may be, (and without any obligation to disclose its tax records) is allocable to such payment made under this Section 2.15, the amount of such refund (together with any interest received thereon and reduced by reasonable costs incurred in obtaining such refund) promptly shall be paid to the Borrower to the extent payment has been made in full by the Borrower pursuant to this Section 2.15.

                Section 2.16. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Pro Rata Advances owing to it (other than pursuant to Section 2.12, 2.15 or 9.04(b)) in excess of its ratable share of payments on account of the Pro Rata Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Pro Rata Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                Section 2.17. EVIDENCE OF DEBT. (a) LENDER RECORDS; PRO RATA NOTES. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Pro Rata Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Pro Rata Advances. Each Borrower shall, upon notice by any Lender to such Borrower (with a copy of such notice to JPMorgan Chase, as Administrative Agent) to the effect that a Pro Rata Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Pro Rata Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Pro Rata Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

        (b) RECORD OF BORROWINGS, PAYABLES AND PAYMENTS. The Register maintained by JPMorgan Chase, as Administrative Agent, pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded as follows:

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                        (i)     the date and amount of each Borrowing made
        hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto;

                        (ii) the terms of each Assignment and Acceptance delivered to and accepted by it and information provided to it by Kraft pursuant to Section 2.10(b);

                        (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder; and

                        (iv) the amount of any sum received by JPMorgan Chase, as Administrative Agent, from the Borrowers hereunder and each Lender's share thereof.

        (c) EVIDENCE OF PAYMENT OBLIGATIONS. Entries made in good faith by JPMorgan Chase, as Administrative Agent, in the Register pursuant to Section 2.17(b), and by each Lender in its account or accounts pursuant to Section 2.17(a), shall be PRIMA FACIE evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; PROVIDED, HOWEVER, that the failure of JPMorgan Chase, as Administrative Agent, or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

                Section 2.18. USE OF PROCEEDS. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) for general corporate purposes of Kraft and its Subsidiaries.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                Section 3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Agreement shall become effective on and as of the first date (the "EFFECTIVE DATE") on which the following conditions precedent have been satisfied:

        (a) Kraft shall have notified each Lender and JPMorgan Chase, as Administrative Agent, in writing as to the proposed Effective Date.

        (b) On the Effective Date, the following statements shall be true and JPMorgan Chase, as Administrative Agent, shall have received for the account of each Lender a certificate signed by a duly authorized officer of Kraft, dated the Effective Date, stating that:

                        (i)     the representations and warranties contained in
        Section 4.01 are correct on and as of the Effective Date, and

                        (ii) no event has occurred and is continuing that constitutes a Default or Event of Default.

        (c) JPMorgan Chase, as Administrative Agent, shall have received on or before the Effective Date copies of the letter from Kraft dated on or before such day, terminating in whole the commitments of the banks party to the Existing Loan Agreement.

        (d) Prior to or simultaneously with the Effective Date, Kraft shall have satisfied all of its obligations under the Existing Loan Agreement including, without limitation, the payment of all loans, accrued interest and fees under the Existing Loan Agreement.

        (e) JPMorgan Chase, as Administrative Agent, shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to JPMorgan Chase, as Administrative Agent:

                        (i) Certified copies of the resolutions of the Board of Directors of Kraft approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

                        (ii) A certificate of the Secretary or an Assistant Secretary of Kraft certifying the names and true signatures of the officers of Kraft authorized to sign this Agreement and the other documents to be delivered hereunder.

                        (iii) Favorable opinions of counsel (which may be in-house counsel) for Kraft, substantially in the form of Exhibits E-1 and E-2 hereto.

                        (iv) A favorable opinion of Simpson Thacher & Bartlett LLP, counsel for JPMorgan Chase, as Administrative Agent, substantially in the form of Exhibit G hereto.

        (f) This Agreement shall have been executed by Kraft, JPMorgan Chase and Citibank, as Administrative Agents, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, as Arrangers and Documentation Agents, and JPMorgan Chase, as Administrative Agent, shall have been notified by each Initial Lender that such Initial Lender has executed this Agreement.

JPMorgan Chase, as Administrative Agent, shall notify Kraft and the Initial Lenders of the date which is the Effective Date upon satisfaction of all of the conditions precedent set forth in this Section 3.01. For purposes of determining compliance with the conditions specified in this Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of JPMorgan Chase, as Administrative Agent, responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that Kraft, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto.

                Section 3.02. INITIAL ADVANCE TO EACH DESIGNATED SUBSIDIARY. The obligation of each Lender to make an initial Advance to each Designated Subsidiary following any designation of such Designated Subsidiary as a Borrower hereunder pursuant to Section 9.08 is subject to the receipt by JPMorgan Chase, as Administrative Agent, on or before the date of such initial Advance of each of the following, in form and substance satisfactory to JPMorgan Chase, as Administrative Agent, and dated such date, and in sufficient copies for each
Lender:

        (a) Certified copies of the resolutions of the Board of Directors of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

        (b) A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign this Agreement and the other documents to be delivered hereunder.

        (c) A certificate signed by a duly authorized officer of the Designated Subsidiary, dated as of the date of such initial Advance, certifying that such Designated Subsidiary shall have obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Designated Subsidiary to execute and deliver this Agreement and to perform its obligations thereunder.

        (d) The Designation Agreement of such Designated Subsidiary, substantially in the form of Exhibit D hereto.

        (e) A favorable opinion of counsel (which may be in-house counsel) to such Designated Subsidiary, dated the date of such initial Advance, covering, to the extent customary and appropriate for the relevant jurisdiction, the opinions outlined on Exhibit F hereto.

        (f) Such other approvals, opinions or documents as any Lender, through JPMorgan Chase, as Administrative Agent, may reasonably request.

                Section 3.03. CONDITIONS PRECEDENT TO EACH PRO RATA BORROWING. The obligation of each Lender to make a Pro Rata Advance on the occasion of each Pro Rata Borrowing is subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Pro Rata Borrowing the following statements shall be true, and the acceptance by the Borrower of the proceeds of such Pro Rata Borrowing shall be a representation by such Borrower or Kraft, as the case may be, that:

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        (a)     the representations and warranties contained in Section 4.01
(except the representations set forth in the last sentence of subsection (e) and in subsection (f) thereof (other than clause (i) thereof)) are correct on and as of the date of such Pro Rata Borrowing, before and after giving effect to such Pro Rata Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and, if such Pro Rata Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct on and as of the date of such Pro Rata Borrowing, before and after giving effect to such Pro Rata Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

        (b) after giving effect to the application of the proceeds of all Borrowings on such date (together with any other resources of the Borrower applied together therewith) no event has occurred and is continuing, or would result from such Pro Rata Borrowing, that constitutes a Default or Event of Default; and

        (c) if such Pro Rata Borrowing is in an aggregate principal amount equal to or greater than $500,000,000 and is being made in connection with any purchase of shares of such Borrower's or Kraft's capital stock or the capital stock of any other Person, or any purchase of all or substantially all of the assets of any Person (whether in one transaction or a series of transactions) or any transaction of the type referred to in Section 5.02(b), the statement in (b) above shall also be true on a pro forma basis as if such transaction or purchase shall have been completed.

                Section 3.04. CONDITIONS PRECEDENT TO EACH COMPETITIVE BID BORROWING. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing is subject to the conditions precedent that (i) JPMorgan Chase, as Administrative Agent, shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, JPMorgan Chase, as Administrative Agent, shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.07, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true, and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall be a representation by such Borrower or Kraft, as the case may be, that:

        (a) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

        (b) after giving effect to the application of the proceeds of all Borrowings on such date (together with any other resources of the Borrower applied together therewith), no event has occurred and is continuing, or would result from such Competitive Bid Borrowing that constitutes a Default or Event of Default.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                Section 4.01. REPRESENTATIONS AND WARRANTIES OF KRAFT. Kraft represents and warrants as follows:

        (a) It is a corporation duly organized, validly existing and in good standing under the laws of Virginia.

        (b) The execution, delivery and performance of this Agreement and the Notes to be delivered by it are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its charter or by-laws or (ii) in any material respect, any law, rule, regulation or order of any court or governmental agency or any contractual restriction binding on or affecting it.

        (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or the Notes to be delivered by it.

        (d) This Agreement is, and each of the Notes to be delivered by it when delivered hereunder will be, a legal, valid and binding obligation of Kraft enforceable against Kraft in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        (e) As reported in Kraft's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, the unaudited condensed consolidated balance sheets of Kraft and its Subsidiaries as of March 31, 2004 and the unaudited condensed consolidated statements of earnings of Kraft and its Subsidiaries for the quarter then ended fairly present, in all material respects and subject to year-end audit adjustments, the consolidated financial position of Kraft and its

Subsidiaries as at such date and the consolidated results of the operations of Kraft and its Subsidiaries for the quarter ended on such date, all in accordance with accounting principles generally accepted in the United States. Except as disclosed in Kraft's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, and in any Current Report on Form 8-K filed subsequent to March 31, 2004 but prior to July 13, 2004, since March 31, 2004 there has been no material adverse change in such position or operations.

        (f) There is no pending or threatened action or proceeding affecting it or any of its Subsidiaries before any court, governmental agency or arbitrator (a "PROCEEDING") (i) that purports to affect the legality, validity or enforceability of this Agreement or (ii) except for Proceedings disclosed in Kraft's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, its Annual Report on Form 10-K for the year ended December 31, 2003, any Current Report on Form 8-K filed subsequent to March 31, 2004 but prior to July 13, 2004 and, with respect to Proceedings commenced after the date of the most recent such document but prior to July 13, 2004, a certificate delivered to the Lenders, that may materially adversely affect the financial position or results of operations of Kraft and its Subsidiaries taken as a whole.

        (g) It owns directly or indirectly 100% of the capital stock of each other Borrower.

        (h) None of the proceeds of any Advance will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose that would constitute the Advances as a "purpose credit" within the meaning of Regulation U and, in each case, would constitute a violation of Regulation U.

                                    ARTICLE V

                               COVENANTS OF KRAFT

                Section 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, Kraft will:

        (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each Major Subsidiary to comply, in all material respects, with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, complying with ERISA and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith), noncompliance with which would materially adversely affect the financial condition or operations of Kraft and its Subsidiaries taken as a whole.

        (b)     MAINTENANCE OF NET WORTH. Maintain total shareholders' equity on the consolidated balance sheet of Kraft and its Subsidiaries of not less than $18,200,000,000.

        (c)     REPORTING REQUIREMENTS. Furnish to the Lenders:

                        (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Kraft, an unaudited interim condensed consolidated balance sheet of Kraft and its Subsidiaries as of the end of such quarter and unaudited interim condensed consolidated statements of earnings of Kraft and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of Kraft;

                        (ii) as soon as available and in any event within 100 days after the end of each fiscal year of Kraft, a copy of the consolidated financial statements for such year for Kraft and its Subsidiaries, audited by PricewaterhouseCoopers LLP (or other independent auditors which, as of the date of this Agreement, are one of the "big four" accounting firms);

                        (iii) all reports which Kraft sends to any of its shareholders, and copies of all reports on Form 8-K (or any successor forms adopted by the Securities and Exchange Commission) which Kraft files with the Securities and Exchange Commission;

                        (iv) as soon as possible and in any event within five days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer or treasurer of Kraft setting forth details of such Event of Default or event and the action which Kraft has taken and proposes to take with respect thereto; and

                        (v) such other information respecting the condition or operations, financial or otherwise, of Kraft or any Major Subsidiary as any Lender through JPMorgan Chase, as Administrative Agent, may from time to time reasonably request.

In lieu of furnishing the Lenders the items referred to in clauses (i), (ii) and
(iii) above, Kraft may make such items available on the internet at www.kraft.com (which website includes an option to subscribe to a free service alerting subscribers by e-mail of new Securities and Exchange Commission filings) or any successor or replacement website thereof, or by similar electronic means.

                Section 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, Kraft will not:

        (a) LIENS, ETC. Create or suffer to exist, or permit any Major Subsidiary to create or suffer to exist, any lien, security interest or other charge or encumbrance (other than operating leases and licensed intellectual property), or any other type of preferential arrangement ("LIENS"), upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any Major Subsidiary to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than:

                        (i) Liens upon or in property acquired or held by it or any Major Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

                        (ii) Liens existing on property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition);

                        (iii)   Liens existing on the date hereof securing Debt;

                        (iv) Liens on property financed through the issuance of industrial revenue bonds in favor of the holders of such bonds or any agent or trustee therefor;

                        (v) Liens existing on property of any Person acquired by Kraft or any Major Subsidiary;

                        (vi) Liens securing Debt in an aggregate amount not in excess of 15% of Consolidated Tangible Assets;

                        (vii) Liens upon or with respect to "margin stock" as that term is defined in Regulation U;

                        (viii)  Liens in favor of Kraft or any Major Subsidiary;

                        (ix) precautionary Liens provided by Kraft or any Major Subsidiary in connection with the sale, assignment, transfer or other disposition of assets by Kraft or such Major Subsidiary which transaction is determined by the Board of Directors of Kraft or such Major Subsidiary to constitute a "sale" under accounting principles generally accepted in the United States; or

                        (x) any extension, renewal or replacement of the foregoing, PROVIDED that (A) such Lien does not extend to any additional assets (other than a substitution of like assets), and (B) the amount of Debt secured by any such Lien is not increased.

        (b) MERGERS, ETC. Consolidate with or merge into, or convey or transfer its properties and assets substantially as an entirety to, any Person, or permit any Subsidiary directly or indirectly owned by it to do so, unless, immediately after giving effect thereto, no Default or Event of Default would exist and, in the case of any merger or consolidation to which it is a party, the surviving corporation is Kraft or was a Subsidiary of Kraft immediately prior to such merger or consolidation, which is organized and existing under the laws of the United States of America or any State thereof, or the District of Columbia. The surviving corporation of any merger or consolidation involving Kraft or any other Borrower shall assume all of Kraft's or such Borrower's obligations under this Agreement (including without limitation with respect to

Kraft's obligations, the covenants set forth in Article V) by the execution and delivery of an instrument in form and substance satisfactory to the Required Lenders.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                Section 6.01. EVENTS OF DEFAULT. Each of the following events (each an "Event of Default") shall constitute an Event of Default:

        (a) Any Borrower or Kraft shall fail to pay any principal of any Advance when the same becomes due and payable; or any Borrower shall fail to pay interest on any Advance, or Kraft shall fail to pay any fees payable under
Section 2.09, within ten days after the same becomes due and payable; or

        (b) Any representation or warranty made or deemed to have been made by any Borrower or Kraft herein or by any Borrower or Kraft (or any of their respective officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made; or

        (c) Any Borrower or Kraft shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b) or 5.02(b), (ii) any term, covenant or agreement contained in Section 5.02(a) if such failure shall remain unremedied for 15 days after written notice thereof shall have been given to Kraft by JPMorgan Chase, as Administrative Agent, or any Lender or (iii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Kraft by JPMorgan Chase, as Administrative Agent, or any Lender; or

        (d) Any Borrower or Kraft or any Major Subsidiary shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Debt arising under this Agreement) of such Borrower or Kraft or such Major Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt unless adequate provision for any such payment has been made in form and substance satisfactory to the Required Lenders; or any Debt of any Borrower or Kraft or any Major Subsidiary which is outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Debt arising under this Agreement) shall be declared to be due and payable, or required to be prepaid (other than by a scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof unless adequate provision for the payment of such Debt has been made in form and substance satisfactory to the Required Lenders; or

        (e) Any Borrower or Kraft or any Major Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or Kraft or any Major Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any of its property constituting a substantial part of the property of Kraft and its Subsidiaries taken as a whole) shall occur; or any Borrower or Kraft or any Major Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

        (f) Any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against any Borrower or Kraft or any Major Subsidiary and there shall be any period of 60 consecutive days during which a stay of enforcement of such unsatisfied judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

        (g) Any Borrower, Kraft or any ERISA Affiliate shall incur, or shall be reasonably likely to incur, liability in excess of $500,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of any Borrower, Kraft or any ERISA Affiliate from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; PROVIDED, HOWEVER, that no Default or Event of Default under this Section 6.01(g) shall be deemed to have occurred if the Borrower, Kraft or any ERISA Affiliate shall have made arrangements satisfactory to the PBGC or the Required Lenders to discharge or otherwise satisfy such liability (including the posting of a bond or other security); or

        (h) So long as any Subsidiary of Kraft is a Designated Subsidiary, the guaranty provided by Kraft under Article VIII hereof shall for any reason cease to be valid and binding on Kraft or Kraft shall so state in writing.

                Section 6.02. LENDERS' RIGHTS UPON EVENT OF DEFAULT. If an
Event of Default occurs or is continuing, then JPMorgan Chase, as Administrative Agent, shall at the request, or may with the consent, of the Required Lenders, by notice to Kraft and the Borrowers:

        (a) declare the obligation of each Lender to make further Advances to be terminated, whereupon the same shall forthwith terminate, and

        (b) declare all the Advances then outstanding, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances then outstanding, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers;

PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (i) the obligation of each Lender to make Advances shall automatically be terminated and (ii) the Advances then outstanding, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENTS

                Section 7.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Administrative Agents to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agents by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that no Administrative Agent shall be required to take any action that exposes such Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. Each of the Administrative Agents agrees to give to each Lender prompt notice of each notice given to it by Kraft or any Borrower as required by the terms of this Agreement or at the request of Kraft or such Borrower, and any notice provided pursuant to Section 5.01(c)(iv).

                Section 7.02. ADMINISTRATIVE AGENTS' RELIANCE, ETC. Neither the Administrative Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agents:

        (a) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until JPMorgan Chase, as Administrative Agent, receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07;

        (b) may consult with legal counsel (including counsel for Kraft or any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

        (c) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;

        (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Kraft or any Borrower or to inspect the property (including the books and records) of Kraft or such Borrower;

        (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and

        (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                Section 7.03. JPMORGAN CHASE, CITIBANK AND AFFILIATES. With respect to its Commitment and the Advances made by it, each of JPMorgan Chase and Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include JPMorgan Chase and Citibank in their individual capacities. JPMorgan Chase and Citibank and their affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, Kraft, any Borrower, any of its Subsidiaries and any Person who may do business with or own securities of Kraft, any Borrower or any such Subsidiary, all as if JPMorgan Chase and Citibank were not Administrative Agents and without any duty to account therefor to the Lenders.

                Section 7.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon either Administrative Agent, either Syndication Agent, any Arranger and Documentation Agent, or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Administrative Agent, Syndication Agent, Arranger and Documentation Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                Section 7.05. INDEMNIFICATION. The Lenders agree to indemnify each Administrative Agent (to the extent not reimbursed by Kraft or the Borrowers), ratably according to the respective principal amounts of the Pro Rata Advances then owing to each of them (or if no Pro Rata Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Administrative Agent under this Agreement (collectively, the "INDEMNIFIED COSTS"), PROVIDED that no Lender shall be liable for any portion of the Indemnified Costs resulting from such Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse such Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Administrative Agent is not reimbursed for such expenses by Kraft or the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Administrative Agent, any Lender or a third party.

                Section 7.06. SUCCESSOR ADMINISTRATIVE AGENTS. An Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Kraft and may be removed at any time with or without cause by the Required Lenders. Upon the resignation or removal of JPMorgan Chase, as Administrative Agent, Citibank, as Administrative Agent, shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of JPMorgan Chase, as Administrative Agent, and JPMorgan Chase, as Administrative Agent shall be discharged from its duties and obligations under this Agreement. Upon any other such resignation or removal which results in there being no Administrative Agent hereunder, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                Section 7.07. SYNDICATION AGENTS AND ARRANGERS AND DOCUMENTATION AGENTS. Credit Suisse First Boston and Deutsche Bank Securities Inc. have been designated as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, have been designated as Arrangers and Documentation Agents, under this Agreement, but the use of such titles does not impose on any of them any duties or obligations greater than those of any other Lender.

                                  ARTICLE VIII

                                    GUARANTY

                Section 8.01. GUARANTY. Kraft hereby unconditionally and irrevocably guarantees (the undertaking of Kraft contained in this Article VIII being the "GUARANTY") the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each Borrower now or hereafter existing under this Agreement, whether for principal, interest, fees, expenses or otherwise (such obligations being the "OBLIGATIONS"), and any and all expenses (including counsel fees and expenses) incurred by JPMorgan Chase, as Administrative Agent, or the Lenders in enforcing any rights under the Guaranty.

                Section 8.02. GUARANTY ABSOLUTE. Kraft guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of JPMorgan Chase, as Administrative Agent, or the Lenders with respect thereto. The liability of Kraft under this Guaranty shall be absolute and unconditional irrespective of:

        (a) any lack of validity, enforceability or genuineness of any provision of this Agreement or any other agreement or instrument relating thereto;

        (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

        (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

        (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Borrower or Kraft.

                This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by JPMorgan Chase, as Administrative Agent, or any Lender upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, all as though such payment had not been made.

                Section 8.03. WAIVERS. (a) Kraft hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that JPMorgan Chase, as Administrative Agent, or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against a Borrower or any other Person or any collateral.

        (b) Kraft hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against any Borrower that arise from the existence, payment, performance or enforcement of Kraft's obligations under this Guaranty or this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of JPMorgan Chase, as Administrative Agent, or any Lender against such Borrower or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to Kraft in violation of the preceding sentence at any time prior to the later of the cash payment in full of the Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of JPMorgan Chase, as Administrative Agent, and the Lenders and shall forthwith be paid to JPMorgan Chase, as Administrative Agent, to be credited and applied to the Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and this Guaranty, or to be held as collateral for any Obligations or other amounts payable under this Guaranty thereafter arising. Kraft acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and this Guaranty and that the waiver set forth in this Section 8.03(b) is knowingly made in contemplation of such benefits.

                Section 8.04. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full (after the Termination Date) of the Obligations and all other amounts payable under this Guaranty, (b) be binding upon Kraft, its successors and assigns, and
(c) inure to the benefit of and be enforceable by the Lenders, JPMorgan Chase, as Administrative Agent, and their respective successors, transferees and assigns.

                                   ARTICLE IX

                                  MISCELLANEOUS

                Section 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower or Kraft therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Sections 3.01 and 3.02, (b) increase the Commitments of the Lenders other than pursuant to Section 2.10(b), or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Pro Rata Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Pro Rata Advances other than pursuant to Section 2.10(c), or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Pro Rata Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) release Kraft from any of its obligations under Article VIII or (g) amend this Section 9.01; PROVIDED FURTHER that no waiver of the conditions specified in Section 3.04 in connection with any Competitive Bid Borrowing shall be effective unless consented to by all Lenders making Competitive Bid Advances as part of such Competitive Bid Borrowing; and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by JPMorgan Chase, as Administrative Agent, in addition to the Lenders required above to take such action, affect the rights or duties of JPMorgan Chase, as Administrative Agent, under this Agreement or any Pro Rata Advance.

                Section 9.02. NOTICES, ETC. (a) ADDRESSES. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, as follows:

        if to any Borrower:

        c/o Kraft Foods Inc.
        Three Lakes Drive
        Northfield, Illinois 60093
        Attention: Executive Vice President and Chief Financial Officer Fax number: (847) 646-7759;

        with a copy to:

        Altria Corporate Services, Inc.
        120 Park Avenue
        New York, New York  10017

        Attention: Treasury Department - Debt Administration
        Fax number: (917) 663-5310;

        if to Kraft, as guarantor:
        Kraft Foods Inc.
        Three Lakes Drive
        Northfield, Illinois 60093
        Attention:  Secretary
        Fax number:  (847) 646-2950;

        if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto;

        if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance or New Lender Supplement pursuant to which it became a Lender;

        if to JPMorgan Chase, as Administrative Agent:

        c/o JPMorgan Chase Bank
        270 Park Avenue, 4th Floor
        New York, New York 10017
        Attention: Robert Sacks
        Fax number: (212) 270-6637;

        with a copy to:

        JPMorgan Chase Bank
        Loan and Agency
        1111 Fannin
        10th Floor
        Houston, Texas 77002
        Attention: Leah Hughes
        Fax number:  (713) 750-2932
        and Michael Mekuria
        Fax number: (713) 750-2452; or

as to any Borrower, Kraft or JPMorgan Chase, as Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to Kraft and JPMorgan Chase, as Administrative Agent.

        (b) EFFECTIVENESS OF NOTICES. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mail or telecopied, respectively, except that notices and communications to JPMorgan Chase, as Administrative Agent, pursuant to Article II, III or VII shall not be effective until received by JPMorgan Chase, as Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                Section 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or JPMorgan Chase, as Administrative Agent, to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                Section 9.04. COSTS AND EXPENSES. (a) ADMINISTRATIVE AGENT; ENFORCEMENT. Kraft agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration (excluding any cost or expenses for administration related to the overhead of JPMorgan Chase, as Administrative Agent), modification and amendment of this Agreement and the documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for JPMorgan Chase, as Administrative Agent, with respect thereto and with respect to advising JPMorgan Chase, as Administrative Agent, as to its rights and responsibilities under this Agreement, and all costs and expenses of the Lenders and JPMorgan Chase, as Administrative Agent, if any (including, without limitation, reasonable counsel fees and expenses of the Lenders and JPMorgan Chase, as Administrative Agent), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder.

        (b) PREPAYMENT OF LIBO RATE ADVANCES OR FLOATING RATE BID ADVANCES. If any payment of principal of LIBO Rate Advance or Floating Rate Bid Advance is made other than on the last day of the Interest Period for such Advance or at its maturity, as a result of a payment pursuant to Section 2.11, acceleration of the maturity of the Advances pursuant to Section 6.02, an assignment made as a result of a demand by Kraft pursuant to Section 9.07(a) or for any other reason, Kraft shall, upon demand by any Lender (with a copy of such demand to JPMorgan Chase, as Administrative Agent), pay to JPMorgan Chase, as Administrative Agent, for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. Without prejudice to the survival of any other agreement of any Borrower or Kraft hereunder, the agreements and obligations of each Borrower and Kraft contained in Section 2.02(c), 2.05, 2.12, 2.15 and this
Section 9.04(b) shall survive the payment in full of principal and interest hereunder.

        (c) INDEMNIFICATION. Each Borrower and Kraft jointly and severally agree to indemnify and hold harmless the Administrative Agents and each Lender and each of their respective affiliates, control persons, directors, officers, employees, attorneys and agents (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against any Indemnified Party, in each case in connection with or arising out of, or in connection with the preparation for or defense of, any investigation, litigation, or proceeding (i) related to any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing are applied or proposed to be applied, directly or indirectly, by any Borrower, whether or not such Indemnified Party is a party to such transaction or (ii) related to any Borrower's or Kraft's entering into this Agreement, or to any actions or omissions of any Borrower or Kraft, any of their respective Subsidiaries or affiliates (other than Altria Group, Inc. and its non-Kraft Subsidiaries or affiliates) or any of its or their respective officers, directors, employees or agents in connection therewith, in each case whether or not an Indemnified Party is a party thereto and whether or not such investigation, litigation or proceeding is brought by Kraft or any Borrower or any other Person; PROVIDED, HOWEVER, that neither any Borrower nor Kraft shall be required to indemnify any such Indemnified Party from or against any portion of such claims, damages, losses, liabilities or expenses that is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

                Section 9.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.02 to authorize JPMorgan Chase, as Administrative Agent, to declare the Advances due and payable pursuant to the provisions of Section 6.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Kraft or any Borrower against any and all of the obligations of any Borrower or Kraft now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender shall promptly notify the appropriate Borrower or Kraft, as the case may be, after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its affiliates may have.

                Section 9.06. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Kraft, JPMorgan Chase, as Administrative Agent, Citibank, as Administrative Agent and each Lender and their respective successors and assigns, except that neither any Borrower nor Kraft shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                Section 9.07. ASSIGNMENTS AND PARTICIPATIONS. (a) ASSIGNMENT OF LENDER OBLIGATIONS. Each Lender may and, if demanded by Kraft upon at least five Business Days' notice to such Lender and JPMorgan Chase, as Administrative Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Pro Rata Advances owing to it), SUBJECT to the following:

                        (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than, except in the case of an assignment made as a result of a demand by Kraft pursuant to this Section 9.07(a), any Competitive Bid Advances owing to such Lender or any Competitive Bid Notes held by it);

                        (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 (subject to reduction at the sole discretion of Kraft) and shall be an integral multiple of $1,000,000;

                        (iii) each such assignment shall be to an Eligible Assignee;

                        (iv) each such assignment made as a result of a demand by Kraft pursuant to this Section 9.07(a) shall be arranged by Kraft after consultation with JPMorgan Chase, as Administrative Agent, and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments which together cover all of the rights and obligations of the assigning Lender under this Agreement;

                        (v) no Lender shall be obligated to make any such assignment as a result of a demand by Kraft pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers to which it has outstanding Advances or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement; and

                        (vi) the parties to each such assignment shall execute and deliver to JPMorgan Chase, as Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500, PROVIDED that, if such assignment is made as a result of a demand by Kraft under this
        Section 9.07(a), Kraft shall pay or cause to be paid such $3,500 fee.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than those provided under Section 9.04) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

        (b) ASSIGNMENT AND ACCEPTANCE. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or Kraft or the performance or observance by any Borrower or Kraft of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon JPMorgan Chase, as Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee represents that (A) the source of any funds it is using to acquire the assigning Lender's interest or to make any Advance is not and will not be plan assets as defined under the regulations of the Department of Labor of any Plan subject to Title I of ERISA or Section 4975 of the Code or (B) the assignment or Advance is not and will not be a non-exempt prohibited transaction as defined in Section 406 of ERISA; (vii) such assignee appoints and authorizes JPMorgan Chase, as Administrative Agent, to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to JPMorgan Chase, as Administrative Agent, by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

        (c) AGENT'S ACCEPTANCE. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Pro Rata Note or Notes subject to such assignment, JPMorgan Chase, as Administrative Agent, shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Kraft.

        (d) REGISTER. JPMorgan Chase, as Administrative Agent, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Kraft, the Borrowers, JPMorgan Chase, as Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Kraft, any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (e) SALE OF PARTICIPATION. Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it), SUBJECT to the following:

                        (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to Kraft hereunder) shall remain unchanged,

                        (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                        (iii) Kraft, the other Borrowers, JPMorgan Chase, as Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and

                        (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Borrower or Kraft therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

        (f) DISCLOSURE OF INFORMATION. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to Kraft or any Borrower furnished to such Lender by or on behalf of Kraft or any Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to Kraft received by it from such Lender.

        (g) REGULATION A SECURITY INTEREST. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A.

                Section 9.08. DESIGNATED SUBSIDIARIES. (a) DESIGNATION. Kraft may at any time, and from time to time, by delivery to JPMorgan Chase, as Administrative Agent, of a Designation Agreement duly executed by Kraft and the respective Subsidiary and substantially in the form of Exhibit D hereto, designate such Subsidiary as a "Designated Subsidiary" for purposes of this Agreement and such Subsidiary shall thereupon become a "Designated Subsidiary" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. JPMorgan Chase, as Administrative Agent, shall promptly notify each Lender of each such designation by Kraft and the identity of the respective Subsidiary.

        (b) TERMINATION. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary then, so long as at the time no Notice of Pro Rata Borrowing or Notice of Competitive Bid Borrowing in respect of such Designated Subsidiary is outstanding, such Subsidiary's status as a "Designated Subsidiary" shall terminate upon notice to such effect from JPMorgan Chase, as Administrative Agent, to the Lenders (which notice JPMorgan Chase, as Administrative Agent, shall give promptly, and only upon its receipt of a request therefor from Kraft). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such former Designated Subsidiary until such time as it has been redesignated a Designated Subsidiary by Kraft pursuant to Section 9.08(a).

                Section 9.09. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                Section 9.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                Section 9.11. JURISDICTION, ETC. (a) SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in such Federal court. Kraft and each Borrower hereby agree that service of process in any such action or proceeding brought in any such New York state court or in such Federal court may be made upon the process agent appointed pursuant to Section 9.11(b) (the "PROCESS AGENT") and each Designated Subsidiary hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by law or to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

        (b) APPOINTMENT OF PROCESS AGENT. Kraft agrees to appoint a Process Agent from the Effective Date through the Termination Date or, if applicable, the date set forth in the Term Notice (i) to receive on behalf of Kraft, each Borrower and each Designated Subsidiary and their respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to this Agreement and (ii) to forward forthwith to Kraft, each Borrower and each Designated Subsidiary at their respective addresses copies of any summons, complaint and other process which such Process Agent receives in connection with its appointment. Kraft will give JPMorgan Chase, as Administrative Agent, prompt notice of such Process Agent's address.

        (c) WAIVERS. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York state or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                Section 9.12. CONFIDENTIALITY. None of the Agents nor any Lender shall disclose any confidential information relating to Kraft or any Borrower to any other Person without the consent of Kraft, other than (a) to such Agent's or such Lender's affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants, and then, in each such case, only on a confidential basis; PROVIDED, HOWEVER, that such actual or prospective assignee or participant shall have been made aware of this Section
9.12 and shall have agreed to be bound by its provisions as if it were a party to this Agreement, (b) as required by any law, rule or regulation or judicial process, and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                Section 9.13. INTEGRATION. This Agreement and the Notes represent the agreement of Kraft, the other Borrowers, the Administrative Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agents, Kraft, the other Borrowers or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes other than the matters referred to in Sections 2.09(b) and 9.04(a) and except for Confidentiality Agreements entered into between Kraft and each Lender in connection with this Agreement.

                            [signature pages omitted]

                                                           EXHIBIT A-1 - FORM OF
                                                                   PRO RATA NOTE

                                                    Dated: _______________, 200_


U.S.$_________________


     FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a __________ corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of __________ (the "LENDER") for the account of its Applicable Lending Office on the Termination Date1 (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Pro Rata Advances outstanding on the Termination Date(1) made by the Lender to the Borrower pursuant to the 364-Day Revolving Credit Agreement, dated as of July 13, 2004 among Kraft Foods Inc., the Lender and certain other lenders parties thereto, JPMorgan Chase Bank, as Administrative Agent, Citibank, N.A., as Administrative Agent, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, as Arrangers and Documentation Agents for the Lender and such other lenders (as amended or modified from time to time, the "CREDIT AGREEMENT;" the terms defined therein being used herein as therein defined).

     The Borrower promises to pay interest on the unpaid principal amount of each Pro Rata Advance from the date of such Pro Rata Advance until such principal amount is paid in full, at such interest rate, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest in respect of each Pro Rata Advance are payable in Dollars to JPMorgan Chase Bank, as Administrative Agent, for the account of the Lender at the office of JPMorgan Chase Bank located at 270 Park Avenue, New York, New York 10017 in same day funds. Each Pro Rata Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

     This Promissory Note is one of the Pro Rata Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Pro Rata Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Pro Rata Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

----------
        (1)    Revise if Term-Out Option exercised.

     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                        [NAME OF BORROWER]


                                        By
                                           -------------------------
                                           Name:
                                           Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

                                                           Amount of
                                                           Principal        Unpaid
                Type of        Amount of      Interest       Paid          Principal        Notation
   Date         Advance         Advance         Rate      or Prepaid        Balance          Made By
-----------------------------------------------------------------------------------------------------

                                                           EXHIBIT A-2 - FORM OF
                                                            COMPETITIVE BID NOTE
                                                    Dated: _______________, 200_

U.S.$_______________

     FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a _________________________ corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _________________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the 364-Day Revolving Credit Agreement, dated as of July 13, 2004 among Kraft Foods Inc., the Lender and certain other lenders parties thereto, JPMorgan Chase Bank, as Administrative Agent, Citibank, N.A., as Administrative Agent, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, as Arrangers and Documentation Agents for the Lender and such other lenders (as amended or modified from time to time, the "CREDIT AGREEMENT;" the terms defined therein being used herein as therein defined)), on _______________, 200_, the principal amount of U.S.$[_______________].

     The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

     Interest Rate Basis: ____________________.

     Day Count Convention:_________________.

     Interest Payment Date(s):________________.

     Both principal and interest are payable in Dollars to JPMorgan Chase Bank, as Administrative Agent, for the account of the Lender at the office of JPMorgan Chase Bank, located at 270 Park Avenue, New York, New York 10017, in same day funds.

     This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                        [NAME OF BORROWER]


                                        By
                                          -----------------------
                                          Name:
                                          Title:

                                                 EXHIBIT B-1 - FORM OF NOTICE OF
                                                              PRO RATA BORROWING


                                                    [Date]


JPMorgan Chase Bank, as Administrative Agent for the Lenders parties to the Credit Agreement referred to below

     Attention:  _______________

Ladies and Gentlemen:

     [NAME OF BORROWER], refers to the 364-Day Revolving Credit Agreement, dated as of July 13, 2004 (as amended or modified from time to time, the "CREDIT AGREEMENT," the terms defined therein being used herein as therein defined), among Kraft Foods Inc., the Lenders parties thereto and JPMorgan Chase Bank, as Administrative Agent, Citibank, N.A., as Administrative Agent, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, as Arrangers and Documentation Agents for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Pro Rata Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Pro Rata Borrowing (the "PROPOSED PRO RATA BORROWING") as required by Section 2.02(a) of the Credit Agreement:

            (i)   The date of the Proposed Pro Rata Borrowing is
     _______________, 200_.

            (ii) The Type of Advances comprising the Proposed Pro Rata Borrowing is [Base Rate Advances] [LIBO Rate Advances].

            (iii) The aggregate amount of the Proposed Pro Rata Borrowing is U.S.$[_______________].

            [(iv) The initial Interest Period for each LIBO Rate Advance made as part of the Proposed Pro Rata Borrowing is ______ month(s).]

     The undersigned, as applicable, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Pro Rata Borrowing:

          (A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (i) thereof)) are correct, before and after giving effect to the Proposed Pro Rata Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

          [if the Borrower is a Designated Subsidiary: the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct, before and after giving effect to the Proposed Pro Rata Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;]

          (B) after giving effect to the application of the proceeds of all Borrowings on the date of such Pro Rata Borrowing (together with any other resources of the Borrower applied together therewith), no event has occurred and is continuing, or would result from such Pro Rata Borrowing, that constitutes a Default or Event of Default;

          (C) if such Proposed Pro Rata Borrowing is in an aggregate principal amount equal to or greater than $500,000,000 and is being made in connection with any purchase of shares of the Borrower's capital stock or the capital stock of any other Person, or any purchase of all or substantially all of the assets of any Person (whether in one transaction or a series of transactions) or any transaction of the type referred to in
     Section 5.02(b) of the Credit Agreement, the statement in clause (B) above will be true on a PRO FORMA basis as if such transaction or purchase shall have been completed; and

          (D) the aggregate principal amount of the Proposed Pro Rata Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate unused Commitments of the Lenders.

                                        Very truly yours,

                                        KRAFT FOODS INC.


                                        By
                                          -------------------------
                                          Name:
                                          Title:

                                        [NAME OF BORROWER]


                                        By
                                          -------------------------
                                          Name:
                                          Title:

                                                 EXHIBIT B-2 - FORM OF NOTICE OF
                                                       COMPETITIVE BID BORROWING


                                            [Date]


JPMorgan Chase Bank, as Administrative Agent for the Lenders parties to the Credit Agreement referred to below

     Attention:  _______________

Ladies and Gentlemen:

     [NAME OF BORROWER], refers to the 364-Day Revolving Credit Agreement, dated as of July 13, 2004 (as amended or modified from time to time, the "CREDIT AGREEMENT," the terms defined therein being used herein as therein defined), among Kraft Foods Inc., the Lenders parties thereto and JPMorgan Chase Bank, as Administrative Agent, Citibank, N.A., as Administrative Agent, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, as Arrangers and Documentation Agents for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.07 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "PROPOSED COMPETITIVE BID BORROWING") is requested to be made:

     (A)   Date of Competitive Bid Borrowing;
     (B)   Amount of Competitive Bid Borrowing;
     (C)   Interest rate basis;
     (D)   Day count convention;
     (E)   [Interest Period] [Maturity date];
     (F)   Interest payment date(s);
     (G)   Borrower's account location;
     (H)   [other terms (if any)].

     The undersigned, as applicable, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

          (a) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

          [if the Borrower is a Designated Subsidiary: the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;]

          (b) after giving effect to the application of the proceeds of all Borrowings on the date of such Competitive Bid Borrowing (together with any other resources of the Borrower applied together therewith), no event has occurred and is continuing, or would result from such Proposed Competitive Bid Borrowing, that constitutes a Default or Event of Default; and

          (c) the aggregate principal amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate unused Commitments of the Lenders.

     The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.07(e) of the Credit Agreement.

                                        Very truly yours,

                                        KRAFT FOODS INC.


                                        By
                                          -------------------------

                                          Name:
                                          Title:

                                        [NAME OF BORROWER]

                                        By
                                          -------------------------

                                          Name:
                                          Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

     Reference is made to the 364-Day Revolving Credit Agreement, dated as of July 13, 2004 (as amended or modified from time to time, the "CREDIT AGREEMENT," the terms defined therein being used herein as therein defined), among Kraft Foods Inc., a Virginia corporation, the Lenders parties thereto and JPMorgan Chase Bank, as Administrative Agent, Citibank, N.A., as Administrative Agent, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, as Arrangers and Documentation Agents for such Lenders.

     The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Pro Rata Advances owing to the Assignee will be as set forth on Schedule 1 hereto. Each of the Assignor and the Assignee represents and warrants that it is authorized to execute and deliver this Assignment and Acceptance.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or Kraft or the performance or observance by any Borrower or Kraft of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon JPMorgan Chase, as Administrative Agent, any other Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) represents that (A) the source of any funds it is using to acquire the Assignor's interest or to make any Advance is not and will not be plan assets as defined under the regulations of the Department of Labor of any Plan subject to Title I of ERISA or Section 4975 of the Code or (B) the assignment or Advance is not and will be not be a non-exempt prohibited transaction as defined in Section 406 of ERISA; (v) appoints and authorizes
JPMorgan Chase, as Administrative Agent, to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to JPMorgan Chase, as Administrative Agent, by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

          4. This Assignment and Acceptance will be delivered to JPMorgan Chase, as Administrative Agent, for acceptance and recording by JPMorgan Chase, as Administrative Agent following its execution. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by JPMorgan Chase, as Administrative Agent, unless otherwise specified on
Schedule 1 hereto.

          5. Upon such acceptance and recording by JPMorgan Chase, as Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by JPMorgan Chase, as Administrative Agent, from and after the Effective Date, JPMorgan Chase, as Administrative Agent, shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

     Percentage interest assigned: _____%

     Assignee's Commitment:    U.S.$__________

     Aggregate outstanding principal amount of Pro Rata Advances assigned:
     U.S.$__________

     Effective Date(1):      _______________, 200_

                                        [NAME OF ASSIGNOR], as Assignor

                                        By
                                           -------------------------------------
                                           Title:

                                                   Dated
                                                        __________________, 200_

                                             [NAME OF ASSIGNEE], as Assignee

                                        By
                                           -------------------------------------
                                           Title:

                                                   Dated
                                                        __________________, 200_

                                        Domestic Lending Office:
                                          [Address]

Accepted this __________ day of _______________, 200_
JPMORGAN CHASE BANK, as Administrative Agent

By
   Title:

[Approved this __________ day of _______________, 200_]

[NAME OF BORROWER](2)

By
  ------------------------
  Title:


----------
     (1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to JPMorgan Chase, as Administrative Agent.

     (2) Required if the Assignee is an Eligible Assignee solely by reason of clause (viii) of the definition of "Eligible Assignee."

                                                             EXHIBIT D - FORM OF
                                                           DESIGNATION AGREEMENT


                                                         [Date]


JPMorgan Chase Bank, as Administrative Agent for the Lenders parties to the Credit Agreement referred to below

Ladies and Gentlemen:

     Reference is made to the 364-Day Revolving Credit Agreement, dated as of July 13, 2004 (as amended or modified from time to time, the "CREDIT AGREEMENT," the terms defined therein being used herein as therein defined), among Kraft Foods Inc., [certain other borrowers parties thereto], the Lenders parties thereto and JPMorgan Chase Bank, as Administrative Agent, Citibank, N.A., as Administrative Agent, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, as Arrangers and Documentation Agents for such Lenders.

     Please be advised that Kraft hereby designates its undersigned wholly-owned Subsidiary, ____________ ("DESIGNATED SUBSIDIARY"), as a "Designated Subsidiary" under and for all purposes of the Credit Agreement.

     The Designated Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Designated Subsidiary" and a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:

          (a) The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of _________________.

          (b) The execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement and the Notes to be delivered by it are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Designated Subsidiary's charter or by-laws or (ii) in any material respect, any law, rule, regulation or order of any court or governmental agency or contractual restriction binding on or affecting it.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement or the Notes to be delivered by it.

          (d) This Designation Agreement is, and the Notes to be delivered by the Designated Subsidiary when delivered will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether such enforceability is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (e) There is no pending or threatened action or proceeding affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Designation Agreement, the Credit Agreement or any Note of the Designated Subsidiary.

                                        Very truly yours,

                                        KRAFT FOODS INC.

                                        By
                                          -------------------------
                                          Name:
                                          Title:

                                        [DESIGNATED SUBSIDIARY]

                                        By
                                          -------------------------
                                          Name:
                                          Title:

                                                           EXHIBIT E-1 - FORM OF
                                                              OPINION OF COUNSEL
                                                                       FOR KRAFT

                      [Letterhead of Hunton & Williams LLP]

                                           [Effective Date]

To each of the Lenders party
     to the Credit Agreement referred to below


                                KRAFT FOODS INC.

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 3.01(e)(iii) of the 364-Day Revolving Credit Agreement, dated as of July 13, 2004 (the "CREDIT AGREEMENT"), among Kraft Foods Inc., the Lenders parties thereto and JPMorgan Chase Bank, as Administrative Agent, Citibank, N.A., as Administrative Agent, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, as Arrangers and Documentation Agents for such Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

     We have acted as counsel for Kraft in connection with the preparation, execution and delivery of the Credit Agreement.

     In that connection, we have examined the following documents:

          (1)  The Credit Agreement.

          (2) The documents furnished by Kraft pursuant to Article III of the Credit Agreement.

          (3) The Articles of Incorporation of Kraft and all amendments thereto (the "CHARTER").


          (4)  The by-laws of Kraft and all amendments thereto (the "BY-LAWS").


     We have also examined the originals, or copies certified to our satisfaction, of such corporate records of Kraft, certificates of public officials and of officers of Kraft, and agreements, instruments and other documents, as we have deemed relevant and necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of Kraft or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and JPMorgan Chase, as Administrative Agent, Citibank, N.A., as Administrative Agent, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents, and ABN AMRO Bank N.V.,

BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, as Arrangers and Documentation Agents.

     Our opinions expressed below are limited to the law of the State of New York, the Commonwealth of Virginia and the Federal law of the United States.

     Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

          1. Kraft is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

          2. The execution, delivery and performance by Kraft of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within Kraft's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to Kraft (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) to our knowledge, any contractual restriction binding on or affecting Kraft. The Credit Agreement and any Notes delivered on the date hereof have been duly executed and delivered on behalf of Kraft.

          3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by Kraft of the Credit Agreement and the Notes.

          4. The Credit Agreement is the legal, valid and binding obligation of Kraft enforceable against Kraft in accordance with its terms. The Notes issued on the date hereof, if any, are the legal, valid and binding obligations of Kraft, enforceable against Kraft in accordance with their respective terms.

     The opinion set forth in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     We express no opinion with respect to:

          (A) The effect of any provision of the Credit Agreement which is intended to permit modification thereof only by means of an agreement in writing by the parties thereto;

          (B) The effect of any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

          (C) The effect of any provision of the Credit Agreement imposing penalties or forfeitures;

          (D) The enforceability of any provision of the Credit Agreement to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; or

          (E) The effect of any provision of the Credit Agreement relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

          In connection with the provisions of the Credit Agreement which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR Section 510, a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a), a United States District Court has discretion to transfer an action from one Federal court to another.

     This opinion is being furnished to you pursuant to Section 3.01(e)(iii) of the Credit Agreement, is solely for the benefit of you and your counsel, and is not intended for, and may not be relied upon by, any other person or entity without our prior written consent. We undertake no duty to inform you of events occurring subsequent to the date hereof.

                                        Very truly yours,

                                                           EXHIBIT E-2 - FORM OF
                                                              OPINION OF COUNSEL
                                                                       FOR KRAFT

                                            [Effective Date]

To each of the Lenders party
     to the Credit Agreement referred to below


                                KRAFT FOODS INC.

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 3.01(e)(iii) of the 364-Day Revolving Credit Agreement, dated as of July 13, 2004 (the "CREDIT AGREEMENT"), among Kraft Foods Inc. ("KRAFT"), the Lenders parties thereto and JPMorgan Chase Bank, as Administrative Agent, Citibank, N.A., as Administrative Agent, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, as Arrangers and Documentation Agents for such Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

     I have acted as counsel for Kraft in connection with the preparation, execution and delivery of the Credit Agreement.

     In that connection, I have examined originals, or copies certified to my satisfaction, of such corporate records of Kraft, certificates of public officials and of officers of Kraft, and agreements, instruments and other documents, as I have deemed relevant and necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of Kraft or its officers or of public officials.

     Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the opinion that, to the best of my knowledge, (i) there is no pending or threatened action or proceeding against Kraft or any of its Subsidiaries before any court, governmental agency or arbitrator (a "PROCEEDING") that purports to affect the legality, validity, binding effect or enforceability of the Credit Agreement or the Notes, if any, or the consummation of the transactions contemplated thereby, and (ii) except for Proceedings disclosed in the Annual Report on Form 10-K of Kraft for the fiscal year ended December 31, 2003, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, any Current Reports on Form 8-K filed subsequent to March 31, 2004 but prior to July 13, 2004, or, with respect to Proceedings commenced after the date of the most recent such document but prior to July 13, 2004, a certificate delivered to the Lenders and attached hereto, there are no Proceedings that are likely to have a materially adverse effect upon the financial position or results of operations of Kraft and its Subsidiaries taken as a whole.

                                        Very truly yours,

                                                             EXHIBIT F - FORM OF
                                                              OPINION OF COUNSEL
                                                       FOR DESIGNATED SUBSIDIARY

                                            [Effective Date]

To each of the Lenders parties
     to the Credit Agreement referred to below


                                KRAFT FOODS INC.

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 3.02(e) of the 364-Day Revolving Credit Agreement, dated as of July 13, 2004 (the "CREDIT AGREEMENT"), among Kraft Foods Inc. ("KRAFT"), the Lenders parties thereto and JPMorgan Chase Bank, as Administrative Agent, Citibank, N.A., as Administrative Agent, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, as Arrangers and Documentation Agents for such Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

     We have acted as counsel for __________ (the "DESIGNATED SUBSIDIARY") in connection with the preparation, execution and delivery of the Designation Agreement.

     In that connection, we have examined the following documents:

          (1)  The Designation Agreement.

          (2)  The Credit Agreement.

          (3)  The documents furnished by the Designated Subsidiary pursuant to
     Article III of the Credit Agreement.

          (4) The [Articles] [Certificate] of Incorporation of the Designated Subsidiary and all amendments thereto (the "Charter").

          (5) The by-laws of the Designated Subsidiary and all amendments thereto (the "BY-LAWS").

     We have also examined the originals, or copies certified to our satisfaction, of such corporate records of the Designated Subsidiary, certificates of public officials and of officers of the Designated Subsidiary, and agreements, instruments and other documents, as we have deemed relevant and necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Designated Subsidiary or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and JPMorgan Chase, as Administrative Agent, Citibank, N.A., as Administrative Agent, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA, as Arrangers and Documentation Agents.

     Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

          1. The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of_____________.

          2. The execution, delivery and performance by the Designated Subsidiary of the Designation Agreement, the Credit Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated thereby, are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the Designated Subsidiary (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) to our knowledge, any contractual restriction binding on or affecting the Designated Subsidiary. The Designation Agreement, the Credit Agreement and the Notes delivered by the Designated Subsidiary on the date hereof have been duly executed and delivered on behalf of the Designated Subsidiary.

          3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Designated Subsidiary of the Designation Agreement, the Credit Agreement and the Notes delivered by the Designated Subsidiary.

          4. The Designation Agreement and the Credit Agreement are the legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms. The Notes issued on the date hereof, if any, by the Designated Subsidiary are the legal, valid and binding obligations of the Designated Subsidiary, enforceable against the Designated Subsidiary in accordance with their respective terms.

          5. There is, to the best of my knowledge, no pending or threatened action or proceeding against the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Designation Agreement, the Credit Agreement or any of the Notes delivered by the Designated Subsidiary or the consummation of the transactions contemplated thereby.

     The opinion set forth in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


                                        Very truly yours,

                                                                       EXHIBIT G
                                                      FORM OF OPINION OF COUNSEL
                                                             FOR JPMORGAN CHASE,
                                                         AS ADMINISTRATIVE AGENT


                 [Letterhead of Simpson Thacher & Bartlett LLP]


                                                   [Effective Date]


   JPMorgan Chase Bank and Citibank, N.A.,
     as Adminstrative Agents

   The Lenders listed on Schedule I hereto which are parties to the Credit
     Agreement on the date hereof

   Re: 364-Day Revolving Credit Agreement dated as of July 13, 2004 (the "Credit Agreement") among Kraft Foods Inc. (the "Company"), and
       Credit Suisse First Boston and Deutsche Bank
       Securities Inc., as Syndication Agents, and
       ABN AMRO Bank N.V., BNP Paribas,
       Dresdner Bank AG, New York and Grand
       Cayman Branches and HSBC Bank USA as
       Arrangers and Documentation Agents

Ladies and Gentlemen:

     We have acted as counsel to JPMorgan Chase Bank, as Administrative Agent, in connection with the preparation, execution and delivery of the Credit Agreement.

     This opinion is delivered to you pursuant to Section 3.01(e)(iv) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

     In connection with this opinion, we have examined a copy of the Credit Agreement signed by the Company and by the Administrative Agents and the Lenders.

     We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Agreement.

     In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     In rendering the opinion set forth below we have assumed that (1) the Credit Agreement is a valid and legally binding obligation of each of the Lenders parties thereto, (2) the Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is organized and of each other jurisdiction in which the conduct of its business or ownership of its property makes such qualification necessary, has the corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and has duly authorized, executed and delivered the Credit Agreement in accordance with its Articles of Incorporation and By-laws or other similar organizational documents, and (3)(a) execution, delivery and performance by the Company of the Credit Agreement do not contravene its Articles of Incorporation or By-laws or other similar organizational documents, (b) execution, delivery and performance by the Company of the Credit Agreement do not violate, or require any consent not obtained under, the laws of the jurisdiction in which it is organized or any other applicable laws or regulations or any order, writ, injunction or decree of any court or other governmental authority binding on the Company, and (c) execution, delivery and performance by the Company of the Credit Agreement do not constitute a breach or violation of, or require any consent not obtained under, any agreement or instrument which is binding upon the Company.

     Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     We express no opinion with respect to:

          (A) the effect of any provision of the Credit Agreement which is intended to permit modification thereof only by means of an agreement in writing by the parties thereto;

          (B) the effect of any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

          (C) the effect of any provision of the Credit Agreement imposing penalties or forfeitures;

          (D) the enforceability of any provision of the Credit Agreement to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; or

          (E) the effect of any provision of the Credit Agreement relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

          In connection with the provisions of the Credit Agreement which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR Section 510, a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a), a United States District Court has discretion to transfer an action from one Federal court to another.

          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

          This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent. This opinion letter may be furnished to, but may not be relied upon by, a regulatory authority entitled to receive it.


                                        Very truly yours,

                                                             EXHIBIT H - FORM OF
                                                           NEW LENDER SUPPLEMENT


          NEW LENDER SUPPLEMENT, dated _____ __, 200__ to the 364-Day Revolving Credit Agreement, dated as of July 13, 2004 (as amended or modified from time to time, the "CREDIT AGREEMENT," the terms defined therein being used herein as therein defined unless otherwise defined herein), among Kraft Foods Inc. ("KRAFT"), the Lenders parties thereto and JPMorgan Chase Bank, as Administrative Agent, Citibank, N.A., as Administrative Agent, Credit Suisse First Boston and Deutsche Bank Securities Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas, Dresdner Bank AG, New York and Grand Cayman Branches and HSBC Bank USA as Arrangers and Documentation Agents for such Lenders.

                              W I T N E S S E T H :

          WHEREAS, the undersigned desires to become a party to the Credit Agreement pursuant to Section 2.10(b) thereof;

          NOW, THEREFORE, the undersigned hereby agrees as follows:

          1. The undersigned agrees to provide Kraft with a Commitment in the amount of U.S.$_________ , and to become a Lender to be bound by and entitled to the benefits of the Credit Agreement as of the Effective Date (as defined below).

          2. The undersigned (i) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement;
     (iii) agrees that it has made and will, independently and without reliance upon JPMorgan Chase, as Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) represents that (A) the source of any funds it is using to make any Advance is not and will not be plan assets as defined under the regulations of the Department of Labor of any plan subject to Title I of ERISA or Section 4975 of the Code or (B) its Commitment or any Advance is not and will not be a non-exempt prohibited transaction as defined in Section 406 of ERISA; (vi) appoints and authorizes JPMorgan Chase, as Administrative Agent, to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to JPMorgan Chase, as Administrative Agent, by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) agrees that it will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

          3. The undersigned's Domestic Lending Office for the purposes of the Credit Agreement is as follows:

                    [Name of New Lender]
                    [Address of Lending Office]
                    [Name of Contact]
                    [Telephone number]
                    [Fax number]

          4. This New Lender Supplement will be delivered to JPMorgan Chase, as Administrative Agent, by Kraft for recording by JPMorgan Chase, as Administrative Agent, following its execution. The effective date for this New Lender Supplement (the "EFFECTIVE DATE"), shall be the date of acceptance hereof by Kraft.

          5. Upon such recording by JPMorgan Chase, as Administrative Agent, as of the Effective Date, the undersigned shall be a party to the Credit Agreement and, to the extent provided in this New Lender Supplement, have the rights and obligations of a Lender thereunder.

          6. This New Lender Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

          7. This New Lender Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart to this New Lender Supplement by telecopier shall be effective as delivery of a manually executed counterpart of this New Lender Supplement.

          IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                        [INSERT NAME OF NEW LENDER]


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

Accepted and agreed this _____ day of
 ______________, 200_.

KRAFT FOODS INC.


By:
   ----------------------------------
   Name:
   Title:

                                        2